Redacted portions have been marked with asterisks (****). Confidential treatment has been requested for the redacted portions. The confidential redacted portions have been filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

                                                                   EXHIBIT 10.20

                                 IRU AGREEMENT
    (conformed version incorporating Amendments 1, 2 and 3 through 12/9/98)

     THIS IRU AGREEMENT (this "Agreement") is made as of the 12 day of December, 1996, (the "Effective Date") by and among IXC Carrier, Inc., a Nevada corporation ("IXC") a wholly-owned subsidiary of IXC Communications, Inc., Vyvx, Inc., a Delaware corporation ("Vyvx") and The WilTech Group, a Delaware corporation ("WilTech"), both Vyvx and WilTech are wholly-owned subsidiaries of The Williams Companies, Inc.

                                   BACKGROUND

     A. IXC is constructing a fiber optic communication system as set forth in Exhibit A attached hereto (the "IXC System").

     B. Vyvx is constructing a fiber optic communication system as set forth in Exhibit B attached hereto (the "Vyvx System").

     C. The IXC System and the Vyvx System are each referred to as a "System." Each party is referred to as the "Constructing Party" for its System and the "Nonconstructing Party" for the other party's System.

     D. IXC desires to lease to Vyvx an indefeasible right to use (an "IRU") the Vyvx Leased Fibers (as defined below) in the IXC System, and Vyvx desires to lease to IXC an IRU in the IXC IRU Fibers (as defined below) in the Vyvx System, all upon the terms and conditions set forth below.

     E. IXC desires to grant Vyvx an option to acquire an IRU in the Vyvx Leased Fibers in the IXC System, and Vyvx desires to grant IXC an option to acquire an IRU in the IXC IRU Fibers in the Vyvx System, all upon the terms and conditions set forth below.

     F. Vyvx's use of the Vyvx System and the Vyvx IRU Fibers (as defined below) shall be in compliance with its contractural obligations to LDDS Communications, Inc. under the Stock Purchase Agreement dated as of August 22, 1994, as amended.

                             TERMS OF THE AGREEMENT

     Accordingly, in consideration of the mutual promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.     CONSTRUCTION

               A. Upon the Both Party Completion Date (as defined below), IXC warrants and represents that the IXC System, and Vyvx warrants and represents that the Vyvx System, shall be designed, engineered, installed and constructed
(i) in compliance with any and all applicable building, construction and safety codes for such construction and installation, as well as any and all other applicable governmental laws, codes, ordinances, statutes and regulations; and
(ii) to perform in accordance with the specifications set forth in Exhibits C-1, C-2, C-3, C-4, C-5, and C-6. The specifications set forth in Exhibits C-1 through C-6 shall be equivalent for both the IXC System and the Vyvx System.

               B. On the Both Party Completion Date, each Constructing Party warrants and represents that it has performed a complete detailed engineering and design including development of system performance criteria for its System.

               C. On the Both Party Completion Date, each Constructing Party warrants and represents that it has performed all necessary surveying and mapping for its System, including, without limitation:

                    1. A complete locations survey of the System route, including staking and marking of the route, in accordance with standard telecommunication engineering practices.

                    2. Field alignment maps showing the route of System and property ownership, terrain description, materials and other System information.

                    3. Survey and staked the location of sites for regeneration stations (for purposes of this Agreement, no distinction is made between regenerator sites, regenerator stations and line amplifier sites) and other facilities.

                    4.   Railroad, highway and water crossing permit drawings.

                    5. Evaluation of as-built surveys of installations and revision of records and drawings accordingly.

               D. On the Both Party Completion Date, each Constructing Party warrants and represents that it has performed all necessary actions regarding acquisition of land and easements for its System, including, without limitation:

                    1. Such limited title searches to ascertain the validity of title in present landowners along the route of the System as such party deems necessary.

                  2. Acquired easements, IRU's, rights-of-way, conduit or other leases, fee interests and other rights, which are recorded (as applicable), in the Office of the Recorder of Deeds of the appropriate county or in such other offices as may be appropriate, secured permits for highway, railroad and waterway crossings as well as secured any and all other permits necessary and requisite to the construction of the System. The Nonconstructing Party shall have the right, but not the obligation, to inspect all right-of-way Installations, splicing and testing of the System and the documents relating thereto. Any inspection by the Nonconstructing Party shall be in compliance with and subject to all R of W Agreements (as defined below).

         E. Notwithstanding the above provisions, Vyvx's warranties and representations set forth in Paragraphs A through D of this Article shall be made as of the New Orleans Lateral Completion Date (as defined below) to the extent such warranties and representations are made with respect to the New Orleans Lateral (as defined below).

ARTICLE II.  ACQUISITION OF CABLE

            Each party shall be responsible for acquiring the Cable that each party is required to install under this Agreement in its respective System. IXC shall use its commercially reasonable efforts to assist Vyvx in obtaining the Cable necessary to construct the Vyvx System at an attractive price.


ARTICLE III. TEMPORARY LEASE

            As portions of IXC's System become available for commercial use, IXC shall promptly notify Vyvx and shall offer to lease to Vyvx the Vyvx IRU Fibers in the quantity and along the routes desired to be leased by Vyvx (as set forth in Exhibit A) for the Temporary Lease Term (as defined below). Upon receipt of IXC's notice, Vyvx shall have thirty (30) days to respond to IXC's notice with the quantity, route(s) and dates desired, if any. Vyvx shall pay IXC **** per fiber per route mile per month during the Temporary Lease Term. The Temporary Lease payment shall be prorated for partial months.


ARTICLE IV.  PERMANENT LEASE


      A. Beginning at the Both Party Completion Date, (i) each Party shall lease the IRU's described below to the other during the Permanent Lease Term (as defined below); (ii) Vyvx shall pay IXC a usage fee (the "Permanent Lease Fee") during the Permanent Lease Term in the monthly sum of **** payable at the end of each month for a lease of the IRU rights in **** fibers on the IXC System (the "Vyvx Leased Fibers"); (iii) IXC shall pay Vyvx a Permanent Lease Fee during the Permanent Lease Term in the monthly sum of **** payable at the end of each month for a lease of the IRU rights in **** fibers on the Vyvx System (the "IXC IRU Fibers").




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                                       4

     B. Beginning at the Both Party Completion Date, Vyvx grants IXC an option (the "Additional Fiber Option") to purchase a **** undivided interest in an IRU in the Additional Fibers (as defined below) in exchange for the grant by IXC of an IRU in **** fibers on the IXC System (the "Vyvx IRU Grant Fibers"). The Vyvx IRU Grant Fibers and the Vyvx Leased Fibers shall be referred to herein collectively as the "Vyvx IRU Fibers." The Additional Fiber Option is further described in Paragraph E of the Article entitled Option to Acquire IRU's and Consideration.

     C. The terms and conditions of this Agreement shall govern the conduct of the Parties and the lease of the IRU's during the Permanent Lease Term.


     D. Vyvx grants IXC a power to convey an IRU in the IXC IRU Fibers and IXC grants Vyvx a power to convey an IRU in the Vyvx Leased Fibers. The lease term conveyed pursuant to either such power shall be no longer than the lesser of (i) **** years from the Both Party Completion Date, or (ii) the remainder of the Term of the IRU Agreement (excluding any unexercised Renewal Term). An IRU shall not be conveyed pursuant to such power before the expiration of the **** month period beginning on the Both Party Completion Date. Payment received in exchange for such a conveyance shall be **** of the IRU agreement and, upon expiration of the Permanent Lease Term without any renewal, shall be paid for the remaining term of any such IRU to the Constructing Party. In the event any such funds allocated to such a remaining term were paid in advance to the Nonconstructing Party, they shall be paid by the Nonconstructing Party to the Constructing Party within five (5) days of expiration without renewal of the Permanent Lease Term. An IRU granted pursuant to such power shall have commercially reasonable terms and conditions (from the perspective of the grantor). The Nonconstructing Party shall assign such IRU's to the Constructing Party effective as of the end of the Permanent Lease Term. The Nonconstructing Party shall notify the Constructing Party within three days of execution of a definitive agreement granting such an IRU; such notice shall set forth the term and the number of fibers subject to the IRU.


ARTICLE V. OPTION TO ACQUIRE IRU'S AND CONSIDERATION

     A. IXC hereby grants Vyvx an option to acquire an IRU in the Vyvx Leased Fibers. Vyvx hereby grants IXC an option to acquire an IRU in the IXC IRU Fibers. Either such IRU shall be subject to the provisions relating to maintenance and repair (including the continuing obligation to make the payments therefor pursuant to the Articles entitled Operation, Maintenance and Repair of the IXC System and Operation, Maintenance and Repair of the Vyvx System), and, except as expressly set forth herein, be subject to the other terms and conditions set forth in this Agreement. Either such IRU shall be conterminous with the Term of this Agreement (including any applicable Renewal
Term).




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Securities and Exchange Commission.

     B. Either IRU option set forth above shall be exercisable only: (i) upon payment of the Parties' current estimate of the fair market value of such IRU's, which is **** ("Cash Option") or (ii) upon execution of a **** year note ("Note Option") for such fair market value amount. The **** note shall be at an interest rate equal to the higher of eight percent (8%) annual interest or the minimum long-term applicable federal rate of interest (pursuant to Section 1274 of the Internal Revenue Code of 1986) and be payable annually, interest only, with the entire balance due and payable upon expiration of the twenty-year lease term. The note shall have no terms or conditions except as set forth in this paragraph or as are necessary to make the note valid and enforceable.



     C. Beginning thirteen (13) months after the Both Party Completion Date and prior to the end of the twenty-fourth (24th) month of the Permanent Lease Term, either Party (the "Electing Party") may indicate its intent to exercise the Cash Option or the Note Option by serving written notice upon the other Party. Upon receipt of such notice, the other Party shall have twenty (20) days to determine whether it also wishes to exercise the Cash Option or the Note Option and provide written notice of same to the Electing Party. Upon receipt of such notice by the Electing Party, the elected options shall be deemed to have been exercised upon payment in cash or by the tendering of an executed note as provided in Paragraph B above and the Permanent Lease Term shall expire with no further action required on the part of either Party. A Party shall not have the right to exercise an option with respect to less than all of the relevant fibers or to exercise the Cash Option with respect to some fibers and the Note Option with respect to other fibers. A Party need not exercise either the Cash Option or the Note Option.



     D. If the non-Electing Party does not elect to exercise the Cash Option or the Note Option within the twenty (20) day period described above, then, in that event, the Electing Party shall have ten (10) days to withdraw its notice to exercise the elected option by providing written notice of same to the non-Electing Party. If the Electing Party does not withdraw its notice to exercise the elected option, then upon the expiration of said ten (10) day withdrawal period, the option shall be deemed to be exercised upon payment in cash or by the tendering of an executed note as provided in Paragraph B above.



     E. IXC shall have the right to exercise the Additional Fiber Option with respect to all, but not less than all, of the Additional Fibers that have not been Sold (as defined below) at any time after the second anniversary of the Both Party Completion Date, upon six (6) months' notice to Vyvx. Upon exercise of such option, IXC shall pay Vyvx **** (as defined below) pro-rated so that IXC's payment is reduced for each fiber mile of Additional Fiber that has been Sold. For example, if the total **** and eighty percent (80%) of such fiber miles have been Sold, IXC's Additional Fiber Option exercise price would be ****. IXC's Additional Fiber Option shall terminate when all the Additional Fibers have been Sold. Vyvx shall have the right to terminate IXC's Additional Fiber Option in specific Additional Fibers prior to such time in conjunction with and to the extent necessary to grant IRU's pursuant to Additional Fiber Transactions (as defined below). As consideration for such termination of IXC's rights, IXC shall be entitled to receive a portion of the Additional Fiber Revenue (as defined below) as set forth in the Article entitled Additional Fiber Revenue.





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Securities and Exchange Commission.

ARTICLE VI. COMPLETION OF THE SYSTEMS

          A. Subject to the provisions herein, each of IXC and Vyvx shall be responsible for all costs to connect its System with the IXC IRU Fibers and the Vyvx IRU Fibers, respectively. When connection is made in an existing building, the connecting point will be at the fiber optic patch panel. Subject to Exhibit E, each party (the "Connecting Party") may, at its sole option and at any time during the Term, connect its System or other fiber optic systems.

controlled by the party with the IXC IRU Fibers and the Vyvx IRU Fibers, as the case may be, at the Connecting Party's sole cost, at any other existing splice point (each a "Connecting Point") along the other party's System; provided, however, any connection requiring a Cable or a splice to be entered will be performed by the Constructing Party at the Connecting Party's sole expense. In order to schedule a connection of this type the Connecting Party shall coordinate the work at least thirty (30) days in advance of the date the connection is requested to be completed. The Constructing Party will use its commercially reasonable efforts to accommodate the request. Such work will be restricted to Planned System Work Period (as defined in Exhibit E to this Agreement) weekends unless otherwise agreed to in writing for specific projects. The Connecting Party shall also be provided reasonable access by the Constructing Party to any Connecting Point during the Term of this Agreement. No connection will be allowed that the Constructing Party, in its reasonable discretion, determines is likely to materially and adversely affect its System or which is not permitted by the R of W Agreements with the underlying right-of-way or property owner. Neither IXC nor Vyvx shall have any limitations on the types of electronics or technologies employed to utilize the IXC IRU Fibers or Vyvx IRU Fibers, respectively, subject to mutually agreeable safety procedures and so long as such electronics or technologies do not interfere with the use of the remaining fibers or present a risk of damage to the fibers in the Vyvx System or the IXC System, respectively.

          B. The scheduled completion date for completion of all construction, installation and Fiber Acceptance Testing of each System shall be December 31, 1997. Each party shall use its commercially reasonable best efforts to complete all construction and testing obligations by such date. However, both parties recognize that Vyvx has started the construction of its System later than IXC and that a December 31, 1997 scheduled completion date may not be achievable. In the event either party fails to complete its System by July 1, 1998, (the "LD Delivery Date") then that party shall be designated as a Late Party and the parties shall designate representatives to meet and review the status of the Late Party's System. The Late Party shall provide within 14 days of the LD Delivery Date, a plan and schedule to complete construction, installation and testing on or prior to January 1, 1999.


          C. In the event one party completes its System (the "Completing Party") prior to the other party, the Late Party shall pay, whether or not it uses any fiber in the Completing Party's System, to the Completing Party late fee payments (each, a "Late Fee Payment") in the Completing Party's System. The Late Fee Payments shall be payable from the date (the "Payment Start Date") thirty (30) days after the Completing Party's Completion Date (i.e., the date the Late Party accepts its fibers in the Completing Party's System as set forth below) until the Late Party's Completion Date (i.e., the date the Completing Party accepts its fibers in the Late Party's System, as set forth below); provided however, that if the Completing Party's Completion Date is on or before July 1, 1998, the Payment Start Date shall be July 1, 1998. The Late Fee Payment shall be as set forth in Exhibit C-7 less, in the case of Vyvx, the monthly amount of any Temporary Lease payments made pursuant to Article III. During the period between the Payment Start Date and the Late Party's Completion Date, the Completing Party shall have the option, at its sole discretion, to lease its IRU rights on a temporary basis in any completed portions of the Late Party's System. The Completing Party's temporary right to use the Late Party's fibers shall be in effect until the Both Party Completion Date and shall be subject to the terms of this Agreement. The Late Party shall use its best reasonable efforts to make such portions of its System available to the Completing Party. In exchange for the Completing Party's right to use the Late Party's System, the Late Party's Late Fee Payment shall be reduced by a fraction whose numerator is the number of route miles in the portion of the Late Party's System to be used by the Completing Party under such temporary right to use and whose denominator is the total number of route miles to be in the Late Party's System, or if Vyvx is the Late Party, the total number of route miles to be in the uncompleted segment(s) of the Vyvx System.

     D. In the event the Late Party does not have its Completion Date on or before December 31, 1998 the Completing Party shall have the option, at its sole discretion, to take over the design, engineering, installation and construction (including all the activities referred to in the Article entitled Construction) of the Late Party's System. If the Completing Party exercises this option, it will be operating as an independent contractor for the Late Party, be subject to any applicable R of W Agreements and be required to conduct its work in accordance with applicable industry standards and the terms of this Agreement. The Late Party will cooperate fully with the Completing Party to finish the Late Party's System and shall directly pay when due for all reasonable, direct costs, expenses and expenditures (including, without limitation, capital expenditures and internal personnel and other internal and out-of-pocket costs of the Completing Party) associated with, or incurred in connection with, the completion of the Late Party's System. The Completing Party shall exercise commercially reasonable efforts to reduce the costs associated with taking over the design, engineering installation and construction.



     E. Provided that the Late Party has completed its System by October 31, 1999, the Completing Party's sole and exclusive remedies against the Late Party for failure to meet the LD Delivery Date shall be as set forth in paragraphs C and D of this Article. The dollar amount in paragraph C is agreed upon as liquidated damages and not as a penalty. The parties hereto have computed, estimated and agreed upon the amount as an attempt to make a reasonable forecast of actual loss because of the difficulty in measuring actual damages.

          F. For purposes of Paragraphs B, C, D, and E of this Article, "System" or "Vyvx System" shall not include the New Orleans Lateral, and the Vyvx System will be deemed completed upon completion of the portions other than the New Orleans Lateral. The scheduled completion date for completion of all construction, installation and Fiber Acceptance Testing of the New Orleans Lateral, shall be July 1, 1998. Vyvx shall use commercially reasonable best efforts to complete all construction and testing obligations by such date.



          G. In the event Vyvx completes the New Orleans Lateral after December 31, 1998 and more than twenty-nine (29) days after IXC completes its System, Vyvx shall pay to IXC late fee payments (each, an "NOL Late Fee Payment"). The NOL Late Fee payment shall be payable from (1) the later of January 1, 1999 or thirty (30) days after the IXC Completion Date until (2) the New Orleans Lateral Completion Date (as defined below). The NOL Late Fee Payment shall be **** per month (prorated, as applicable, for partial months) and shall be made monthly on the first day of the month following each month for which it applies. During the period between the later of January 1, 1999 or thirty (30) days after the IXC Completion Date and the New Orleans Lateral Completion Date, IXC shall have the option, at its sole discretion, to lease its IRU rights on a temporary basis in any completed portions of the New Orleans Lateral. IXC's temporary right to use the New Orleans Lateral fibers shall be in effect until the New Orleans Lateral Completion Date and shall be subject to the terms of this Agreement. Vyvx shall use its best reasonable efforts to make such portions of the New Orleans Lateral available to IXC. In exchange for IXC's right to use the New Orleans Lateral, Vyvx's NOL Late Fee Payment shall be reduced by a fraction whose numerator is the number of route miles in the New Orleans Lateral used and whose denominator is the total number of route miles to be in the New Orleans Lateral. If the New Orleans Lateral Completion Date occurs after April 30, 2000, then after such date IXC shall have the right to lease its IRU rights in any completed portions of the New Orleans Lateral at no charge during the Term of this Agreement until the New Orleans Lateral Completion Date.



          H. In the event Vyvx does not complete the New Orleans Lateral, on or before April 30, 2000, IXC shall have the option, at its sole discretion, to take over the design, engineering,



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Securities and Exchange Commission.

     installation and construction (including all the activities referred to in the Article entitled Construction) of the New Orleans Lateral. If IXC exercises this option, it will be operating as an independent contractor for Vyvx, be subject to any applicable R of W Agreements and be required to conduct its work in accordance with applicable industry standards and the terms of this Agreement. Vyvx will cooperate fully with IXC to finish the New Orleans Lateral and shall directly pay when due for all reasonable, direct costs, expenses and expenditures (including, without limitation, capital expenditures and internal personnel and other internal and out-of-pocket costs of IXC) associated with, or incurred in connection with, the completion of the New Orleans Lateral. IXC shall exercise commercially reasonable efforts to reduce the costs associated with taking over the design, engineering, installation and construction.



          I. Provided that Vyvx has completed the New Orleans Lateral by April 30, 2000, IXC's sole and exclusive remedy against Vyvx for failure to meet the July 1, 1998 scheduled completion date for the New Orleans Lateral shall be as set forth in paragraphs F and G of this Article. The NOL Late Fee Payment in paragraph G is agreed upon as liquidated damages and not as a penalty. The parties have computed, estimated and agreed upon the amount as an attempt to make a reasonable forecast of actual loss because of the difficulty in measuring actual damages.



ARTICLE VII. ACCEPTANCE AND TESTING OF VYVX IRU FIBERS

          A. IXC shall test the Vyvx IRU Fibers in accordance with the procedures specified in Exhibit C-3 (Fiber Cable Splicing, Testing and Acceptance Standards)("Fiber Acceptance Testing") to verify that the Vyvx IRU Fibers are operating in accordance with the specifications in Exhibit C-3. Fiber Acceptance Testing shall progress span by span along the System as cable splicing progresses, so that test results may be reviewed in a timely manner. Vyvx shall have the right, but not the obligation, to have a person or persons present to observe IXC's Fiber Acceptance Testing and IXC agrees to provide Vyvx prior notice of its testing schedule. Within fourteen (14) days of the conclusion of IXC's Fiber Acceptance Testing of the Vyvx IRU Fibers, IXC shall provide Vyvx with a copy of the test results.

     B. Upon the receipt by Vyvx from IXC of the initial test results referred to above or of the results of re-testing as set forth below, Vyvx shall have the right, but not the obligation, at its sole expense, to conduct its own Fiber Acceptance Testing of the Vyvx IRU Fibers to verify that they are operating in accordance with specifications in Exhibit C-3. Subject to paragraph D of this Article, Vyvx shall commence its Fiber Acceptance Testing of the Vyvx IRU Fibers within fourteen (14) days of receiving such results and complete such testing within fourteen (14) days thereafter. Vyvx shall provide IXC with seven (7) days notice prior to beginning Vyvx Fiber Acceptance Testing. IXC shall have the right, but not the obligation, to have a person or persons present to observe Vyvx Fiber Acceptance Testing. Within seven (7) days of the conclusion of Vyvx Fiber Acceptance Testing of the Vyvx IRU Fibers, Vyvx shall provide IXC with a copy of the test results.

     C. In the event the results of the tests of the Vyvx IRU Fibers show the Vyvx IRU Fibers not to be operating within the parameters of the applicable specifications, Vyvx shall notify IXC in writing that some or all portions of the Vyvx IRU Fibers are unacceptable. Thereupon, IXC shall expeditiously take such action as shall be reasonably necessary with respect to such portion of the Vyvx IRU Fibers as do not operate within the parameters of the applicable specifications to bring the operating standards of such portion of the Vyvx IRU Fibers within such parameters. After taking such actions and re-testing of the Vyvx IRU Fibers, IXC shall provide Vyvx with a copy of the new test results and Vyvx shall again have the right to conduct its own Fiber Acceptance Testing as set forth above. The cycle described above of testing, taking corrective action and re-testing shall take place as many times as necessary to ensure that the Vyvx IRU Fibers do operate within the parameters of the applicable specifications.

     D. Vyvx shall be deemed to have accepted the Vyvx IRU Fibers unless it notifies IXC within seven (7) days of receipt of IXC's Fiber Acceptance Testing results that such results are unacceptable. If the test results of Vyvx Fiber Acceptance Testing are within the parameters of the specifications in Exhibit C, Vyvx shall, within seven (7) days of receipt of the test results, provide IXC with a written notice accepting the Vyvx IRU Fibers. The date of this notice or the date of deemed acceptance of the Vyvx IRU Fibers (for all spans in the System), as the case may be, shall be the "Vyvx IRU Acceptance Date" or the "IXC Completion Date."


ARTICLE VIII. ACCEPTANCE AND TESTING OF IXC IRU FIBERS

     A. Vyvx shall test the IXC IRU Fibers in accordance with the Fiber Acceptance Testing to verify that they are operating in accordance with the specifications in Exhibit C-3. Fiber Acceptance Testing shall progress span by span along the system as cable splicing progresses, so that test results may be reviewed in a timely manner. IXC shall have the right, but not the obligation, to have a person or persons present to observe Vyvx Fiber Acceptance Testing and Vyvx agrees to provide IXC prior notice of its testing schedule. Within fourteen (14) days of the conclusion of Vyvx Fiber Acceptance Testing of the IXC IRU Fibers, Vyvx shall provide IXC with a copy of the test results.

         B. Upon the receipt by IXC from Vyvx of the initial test results referred to above or of the results of re-testing as set forth below, IXC shall have the right, but not the obligation, at its sole expense, to conduct its own Fiber Acceptance Testing of the IXC IRU Fibers to verify that they are operating in accordance with the specifications in Exhibit C-3. Subject to paragraph D of this Article, IXC shall commence its Fiber Acceptance Testing of the IXC IRU Fibers within fourteen (14) days of receiving such results and complete such testing within fourteen (14) days thereafter. IXC shall provide Vyvx with seven
(7) days notice prior to beginning IXC's Fiber Acceptance Testing. Vyvx shall have the right, but not the obligation, to have a person or persons present to observe IXC's Fiber Acceptance Testing. Within seven (7) days of the conclusion of IXC's Fiber Acceptance Testing of the IXC IRU Fibers, IXC shall provide Vyvx with a copy of the test results.

         C. In the event the results of the tests of the IXC IRU Fibers show the IXC IRU Fibers not to be operating within the parameters of the applicable specifications, IXC shall notify Vyvx in writing that the results with respect to some or all portions of the IXC IRU Fibers are acceptable. Thereupon, Vyvx shall expeditiously take such action as shall be reasonably necessary with respect to such portion of the IXC IRU Fibers as do not operate within the parameters of the specifications to bring type operating standards of such portion of the IXC IRU Fibers within such parameters. After taking such actions and re-testing of the IXC IRU Fibers, Vyvx shall provide IXC with a copy of the new test results and IXC shall again have the right to conduct its own Fiber Acceptance Testing as set forth above. The cycle described above of testing, taking corrective action and re-testing shall take place as many times as necessary to ensure that the IXC IRU Fibers do operate within the parameters of the applicable specifications.

         D. IXC shall be deemed to have accepted the IXC IRU Fibers unless it notifies Vyvx within seven (7) days of receipt of Vyvx Fiber Acceptance Testing results that such results are unacceptable. If the test results of IXC IRU Fiber Acceptance Testing are with the parameters of the specifications in Exhibit C, IXC shall, within seven (7) days of receipt of the test results, provide Vyvx with a written notice accepting the IXC IRU Fibers.

The day of this notice or the date of deemed acceptance of the IXC IRU Fibers (for all spans in the System excluding the New Orleans Lateral), as the case may be, shall be the "IXC IRU Acceptance Date" or the "Vyvx Completion Date." The date of this notice or the date of deemed acceptance of the IXC IRU Fibers for the New Orleans Lateral, as the case may be, shall be the "New Orleans Lateral Completion Date."

         ARTICLE IX. SYSTEM DOCUMENTATION


                  After the Both Party Completion Date (or, with respect to the New Orleans Lateral after the New Orleans Lateral Completion Date) and upon thirty (30) days prior notice from the other party, each party shall provide the other party with documentation ("Deliverables") which shall consist of the following:


                  1. As-built drawings as set forth in Exhibit D as available for the IXC System or the Vyvx System, as the case may be.

                  2. Technical specifications of the optical fiber cable and associated splices, regenerators and other equipment placed in the IXC System or the Vyvx System, as the case may be.

         ARTICLE X. SERVICE INTERRUPTIONS


                  In order to encourage timely restoral of service, the Constructing Party shall owe the Non-Constructing Party a payment (an "Outage Damage Payment") for every fiber hour (prorated for a portion of a fiber hour) whenever the Constructing Party's System experiences a Service Interruption (as defined below) on lighted fiber affecting IXC's use of the IXC IRU Fibers or Vyvx's use of the Vyvx IRU Fibers, as the case may be, unless such Service Interruption is due to: the negligence or willful misconduct of the Non-Constructing Party, the failure of the Non-Constructing Party's electronic equipment which it is required to maintain under Exhibit E, Section 1g or a Natural Disaster (as defined below) but, with respect to a Natural Disaster, only as long as the Constructing Party uses its commercially reasonable best efforts to rectify the Service Interruption. The Outage Damage Payment for any one Service Interruption incident (i.e., a specific accident or disaster) shall be ****. Each party shall record Service Interruptions experienced on its System and the other party's System. On each anniversary date of the Effective Date, the parties shall reconcile their Service Interruption records and determine (i) which Constructing Party had the greatest aggregate Outage Damage Payments on its System (the "Outage Payor") and (ii) how much more Outage Damage Payments that Constructing Party owes than the other party (the amount of the excess owed is referred to as the "Outage Damage Payment Excess"). Such Outage Payor shall pay the other party the amount of the Outage Damage Payment Excess within forty-five (45) days of each anniversary of the Effective Date. As the Outage Damage Payment Excess reflects the net difference in Outage Damage Payments, such other party will not be required to pay its Outage Damage Payment to the Outage Payor. An example of this calculation is set forth in Exhibit C-8. The payment for the Outage Damage Payment is the Non-Constructing Party's sole and exclusive remedy for Service Interruptions and is agreed upon as liquidated damages and not as a penalty. The parties hereto have computed, estimated and agreed upon the amount as an attempt to make a reasonable forecast of actual loss because of the difficulty on measuring actual damages. "Natural Disaster"



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                                       14
shall mean any natural disaster which causes a Service Interruption, including but not limited to, floods, earthquakes, volcanic eruptions, avalanches, rock slides, mud slides, tornados and forest fires. Natural Disaster shall not include disasters or other conditions primarily involving man-made equipment, structures or transportation, as for example, train wrecks, bomb damage, building fires or bridge collapse (except if caused by an event constituting a Natural Disaster).

ARTICLE XI. ADDITIONAL FIBER REVENUE


     A. Vyvx shall pay all costs associated with the installation of all fibers in the fiber bundle on the Vyvx System. All fibers in the initial fiber bundle in excess of **** fibers shall be referred to as the "Additional Fibers." The Additional Fibers shall be at least **** fibers and may be increased upon the mutual consent of the Parties. Vyvx shall exercise commercially reasonable efforts to market IRU's in the Additional Fibers to third parties, but in performing such obligation Vyvx shall act on its own behalf and not as agent of IXC and shall have no authority to sell any IRU's on behalf of IXC. (The revenue generated from Vyvx's marketing of IRU's in the Additional Fibers shall hereinafter be referred to as the "Additional Fiber Revenue.") It is the intention of each Party that each such transaction ("Additional Fiber Transaction") shall be characterized **** so that the consideration for such transaction **** shall be paid ****. Neither Party's approval to an Additional Fiber Transaction shall be unreasonably withheld. As an example, and without limitation as to other reasonable objections to a proposed Additional Fiber Transaction, neither party shall be required to approve any Additional fiber Transaction that would (i) cause a lien or any other encumbrance on the Vyvx System or on the property of IXC or Vyvx, or their parents or affiliates or (ii) in any way impair the operations of Vyvx, its parent, its affiliates or the Vyvx System.



     B. During the Term of this Agreement and the period before IRU's on all the Additional Fibers are Sold, neither Party shall sell, grant IRU's in, lease, trade or in any way make available for a third party's use, any dark fibers contained in the Vyvx System (other than Additional Fiber Transactions in the Additional Fibers, as set forth herein) or any other fibers along any portion of the route of the Vyvx System that such Party owns or has an IRU interest. The foregoing, however, shall not limit the rights of either Party to sell, lease or trade transmission capacity (as opposed to dark fiber transactions) on its fibers in the IXC or Vyvx Systems. Notwithstanding anything herein to the contrary, in the event Vyvx or any affiliate of Vyvx installs, owns or has rights in additional fiber optic cable not in the initial fiber bundle along any portion of the route of the Vyvx System ("Additional Vyvx Cable"), such Additional Vyvx Cable shall not be used in any way by Vyvx, any affiliate of Vyvx or any person prior to the Sale of IRU's in all the Additional Fibers.


     C. Vyvx shall terminate IXC's Additional Fiber Option with respect to any Additional Fibers prior to or contemporaneously with the grant of an IRU pursuant to an


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Securities and Exchange Commission.

Additional Fiber Transaction. Vyvx shall compensate IXC for termination of such option by paying amounts as set forth in this Paragraph. After reimbursing Vyvx for its Related Transaction Expenses (as defined below), Vyvx shall retain or shall pay to IXC amounts equal to the **** in the following amounts and in the following order of priority:

     1.   Vyvx shall pay IXC an amount equal to all **** up to ****.

     2. After paying IXC **** of the **** Vyvx shall be entitled to retain all **** up to the amount equal to the sum of **** plus the amount (the "****") equal to the sum of (a) **** and (b) one half of the ****. The **** shall include only ****. Such **** shall be the ****. The **** shall not include any
****.

     3. After Vyvx receives the **** in the amount of **** plus the ****, Vyvx shall pay IXC an amount equal to all **** up to ****.

     4.   After paying IXC **** Vyvx shall be entitled to retain all **** up to
****.

     5. After the above Sales and distributions, Vyvx shall pay to IXC an amount equal to ****.

By way of example, if the **** equal **** and the **** equal ****, Vyvx would retain **** pursuant to Step 2, **** pursuant to Step 4, and **** pursuant to Step 5) and Vyvx would pay IXC **** pursuant to Step 1, **** pursuant to Step 3, and **** pursuant to Step 5).

     D. Five (5) years after the Effective Date, the Parties will agree upon the market value of the IRU's in any remaining Additional Fibers in which no IRU has been Sold (the "Remaining Fibers"). Any dispute as to fair market value shall be determined by arbitration as set forth below. The Parties shall then distribute the Remaining Fibers, with IXC having an undivided IRU interest (governed by the relevant provisions of this Agreement) in the Remaining Fibers assigned to it and Williams having undivided full use of the other Remaining Fibers unencumbered by the Additional Fiber Option. The



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                                       16

Remaining Fibers will then be distributed in accordance with the following steps and in the following order of priority:


         Step 1. IXC shall be entitled to sole ownership in IRU's in the Remaining Fibers such that the market value of the IRU's received is equal to the difference between **** and the amount actually received by IXC under paragraph C 1 above.

         Step 2. To the extent any Remaining Fibers remain after Step 1, then Vyvx shall be entitled to unencumbered ownership of the Remaining Fibers such that the market value of IRU's in the Remaining Fibers received is equal to the difference between the sum of **** plus the Incremental Costs and the amount actually received by Vyvx under paragraph C 2 above.

         Step 3. To the extent any Remaining Fibers remain after Step 2, then IXC shall be entitled to sole ownership in IRU's in the Remaining Fibers such that the market value of the IRU's received is equal to the difference between **** and the amount actually received by IXC under paragraph C 3 above.

         Step 4. To the extent any Remaining Fibers remain after Step 3, then Vyvx shall be entitled to unencumbered ownership in the Remaining Fibers such that the market value of IRU's in the Remaining Fibers received is equal to the difference between **** and the amount actually received by Vyvx under paragraph C 4 above.

         Step 5. To the extent any Remaining Fibers remain after Step 4, then IXC shall be entitled to sole ownership in IRU's in **** the Remaining Fibers and Vyvx will have unencumbered ownership in **** of any Remaining Fibers.

         Step 6. After completion of the foregoing five steps, all such Remaining Fibers shall be deemed to be Sold and IXC shall no longer have the Additional Fiber Option with respect to the Remaining Fibers.



      E. During the period when Additional Fibers remaining are available for IRU Sale either IXC or Vyvx may, in its sole discretion, choose to acquire sole ownership (collectively "Purchase") in the IRU in any number of such Additional Fibers at **** subject to comparable terms as third parties have obtained in similar Sales of IRU's in the Additional Fibers. IXC and Vyvx shall mutually agree upon the terms and conditions of such Sales. The non-purchasing Party may not unreasonably withhold its approval to any such Sale. Any dispute as to **** or other terms and conditions of such Sale shall be determined by arbitration as set forth below. Any **** generated from the Sale of an IRU in the Additional Fibers to IXC or Vyvx ****. The IRU in the Additional Fibers Purchased by either IXC or Vyvx under this paragraph E shall be subject to the restriction set forth in paragraph B of this Article as to any further transfer, sale or exchange. Notwithstanding the foregoing, if either IXC or Vyvx presents to the other Party an IRU exchange or a long-term leased capacity exchange with a third party which such other Party does not



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                                       17
elect to participate, then IXC or Vyvx, as the case may be, may Purchase Additional Fibers **** and exchange those Purchased IRU's with such third party transaction substantially similar to that presented to the other Party.


               F. If a party (the "Selling Party") submits a written request for approval of an Additional Fiber Transaction to the other party, preceded by or accompanied by the proposed IRU Agreement and all Exhibits documenting such Additional Fiber Transaction, the Reviewing Party shall respond, within fifteen (15) business days of receiving such request, either approving such terms or providing specific changes to such terms. After receipt of and subject to a letter of consent from the Reviewing Party, the Selling Party may enter into an Additional Fiber Transaction that complies with the provisions of this Agreement relating to Additional Fiber Transactions, such consent not to be unreasonably delayed or withheld.


               G. Within five (5) business days of receipt of any **** and within thirty (30) business days of receipt of any **** the Selling Party shall (i) pay any amounts to be paid to the Reviewing Party pursuant to Paragraph C accompanied by evidence of the date of receipt of any amounts by the Selling Party and (ii) deliver to the Reviewing Party a written statement setting forth its computation of the amounts to be retained or paid pursuant to Paragraph C. The Reviewing Party shall promptly notify the Selling Party in writing: (x) of any reasons known to it that would make such computation inaccurate or (y) that the computation is accurate. The provisions of this Paragraph shall not prejudice the rights of either party in the event the computation, or the review of the computation, are in error.



               H. Payments made in accordance with Paragraph G herein, shall accrue interest according to Paragraph XXXVII. Late Payments the same as any other payments, and this provision is equally applicable to **** paid to date and not paid in accordance with this Agreement, unless otherwise agreed in writing by the parties.




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                                       18

ARTICLE XII. TERM AND RENEWAL

          A. The Initial Term of this Agreement shall begin on the Effective Date and shall end on the earlier of: (i) the IXC ROW Termination Date or (ii) twenty years from the Both Party Completion Date. The "IXC ROW Termination Date" shall be the later of: (i) January 1, 2016 or (ii) the latest date through which IXC is able (using its commercially reasonable efforts) to extend the rights-of-way, IRU's or other underlying rights to continue to maintain the IXC System in place.


          B. Each party will exercise commercially reasonable efforts to renew or replace existing right-of-way, IRU's or other underlying rights to continue to maintain such party's System in place beyond the Initial Term. If the Constructing Party determines it is not commercially practicable to renew or replace its existing rights-of-way, IRU's or other underlying rights, then the Constructing Party shall cooperate with the other party and allow such other party to attempt to renew or replace such right-of-way, IRU's or other underlying rights, but at such other party's sole expense. If both parties are able to renew or replace all material existing rights-of-way, IRUs or other underlying rights to continue to maintain each party's System in place for the applicable term, this Agreement, including the leasehold interests or the IRUs granted under this Agreement, may be renewed for two renewal terms **** each or, if shorter, the term remaining under any material R of W Agreement, IRU or other underlying right (a "Renewal Term"). Either party may renew this Agreement at the end of the Initial Term or any Renewal Term by giving written notice to the other party during the period between March 31 and July 1 of the calendar year preceding the calendar year of the expiration of the Initial Term or the then effective Renewal Term. All terms and conditions of this Agreement shall be applicable to any Renewal Terms. The Initial Term and any Renewal Term exercised under this Agreement shall be collectively referred to as the "Term."



          C. The temporary Lease Term shall begin on the date Vyvx elects to lease under Article III and shall terminate upon the Both Party Completion Date.

          D. The Permanent Lease Term shall commence on the Both Party Completion Date and terminate for any lease upon the earlier of (i) the effective date of the exercise by the lessee of the Cash Option or the Notes Option with respect to the IXC IRU Fibers or the Vyvx Leased Fibers, or (ii) the **** anniversary of the Both Party Completion Date. Either or both of the Parties may renew the Permanent Lease Term for an additional **** year term, under the same terms and conditions as provided herein and under the same payment terms, at fair market value to be determined at that time.



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                                       19

ARTICLE XIII. OPERATION, MAINTENANCE AND REPAIR OF THE IXC SYSTEM

          A. During the Term hereof, IXC shall be responsible, at its sole expense (including training), for the emergency and non-emergency maintenance and repair of the IXC System, the Vyvx IRU Fibers and any common equipment of IXC and Vyvx on the IXC System, all pursuant to the operations and specifications set forth on Exhibit E so as to assure continuing conformity of the IXC System and the Vyvx IRU Fibers with their respective specifications, including replacement of individual fibers and any maintenance as is reasonably necessary for the normal operation of the IXC System and the Vyvx IRU Fibers. IXC, at Vyvx's sole expense and at IXC's then prevailing rates, shall perform maintenance and repair necessitated by Vyvx's negligence or willful misconduct or Vyvx's elective maintenance or repair requests. IXC shall not be responsible for maintenance or repair of any Vyvx equipment except as set forth above.

          B. IXC may subcontract for maintenance and restoration services hereunder. Notwithstanding any other provisions of this Agreement, IXC shall require the subcontractor(s) to meet maintenance and repair standards for the IXC System which shall be at least as high as those standards utilized by IXC for the maintenance and repair of other portions of its communications systems. IXC shall be responsible for splicing of the cables in the IXC System so as to assure continuing conformity with their respective specifications, including, without limitation, conducting continual monitoring of the cable system containing the Vyvx IRU Fibers in the IXC System, location of faults, splicing and splice testing associated with any restoration, and procurement of replacement cable used in restoration. IXC shall, at no charge to Vyvx, perform or cause its subcontractor(s) to perform routine inspections of the IXC System and routine right-of-way maintenance in accordance with its standard maintenance procedures, including, without limitation, any flights that may be made over the routes where the IXC System is located. The use of any such subcontractor shall not relieve IXC of any of its obligations hereunder. In the event IXC determines to Subcontract over half of its maintenance and/or restoration work on its System, it shall give Vyvx the opportunity to perform such work if Vyvx agrees to match the best rates and terms offered for such work by a third party.

          C. Vyvx will perform all maintenance on Vyvx equipment on the IXC System, however, in the event IXC agrees to perform repair or maintenance with respect to such Vyvx equipment, Vyvx shall pay for all repair and maintenance of such equipment performed by IXC at IXC's rates then in effect. IXC shall, on or before January 1 of each year during the Term, provide Vyvx notice of IXC's rates for repair and maintenance for such calendar year. Vyvx reserves the right to perform maintenance on any of its own equipment wherever located.


          D. IXC shall use its best reasonable efforts to respond to any interruption of service or a failure of the Vyvx IRU Fibers to perform in accordance with the specifications in Exhibits C-1, C-3, C-4, C-5 and Exhibit E (in any event, an "Outage") as quickly as possible in accordance with the procedures set forth in Exhibit E. In the event the Outage is not cured within 4 hours, maintenance and repair services may be performed by Vyvx, subject to the provisions of applicable R of W Agreements. In such event, Vyvx may access any part of the IXC System to perform such service. In the event Vyvx requires IXC personnel to unlock any IXC facility, IXC shall cooperate fully with Vyvx to allow Vyvx access. In those parts of the IXC System that Vyvx does not require IXC personnel to enter IXC facilities, Vyvx shall provide IXC with oral notification of those parts of the IXC System that were entered as soon as possible. Vyvx shall only use the preceding rights to enter the IXC System to the extent necessary for the emergency situation. IXC shall reimburse Vyvx its direct costs and out-of-pocket expenses of providing such maintenance services. Vyvx shall provide supporting documentation for such costs.


     E. IXC shall use such care in performing repair and maintenance pursuant to this Agreement which equals or exceeds that which is normal and customary in the telecommunications industry.


     F. In the event of damage to the IXC System which results from a specific accident or disaster, or deterioration of the fibers in IXC System requiring the replacement of fibers ("IXC Damage or Deterioration"), Vyvx shall pay a proportional amount (according to the number of Vyvx fibers (i.e., fibers in which Vyvx owns or leases an IRU at the time of the incident) relative to the total fibers in the IXC System) of any additional costs incurred in repairing such IXC Damage or Deterioration, unless such IXC Damage or Deterioration is due to the negligence or wilful misconduct of IXC. IXC agrees that no request for reimbursement from Vyvx shall be made unless Vyvx's proportional amount of the repair or replacement cost for such project exceeds ****.


     G. Vyvx shall pay IXC's invoice for Vyvx's proportional amount of the cost to repair the IXC Damage or Deterioration within thirty (30) days after receipt of the invoice. Upon request by Vyvx, IXC will promptly provide the necessary substantiating information which will allow Vyvx to verify the accuracy of the invoice.



     H. Vyvx shall pay IXC (1) **** per month, payable at the end of each month and (2) ****, for performance of the maintenance and repair services (excluding the cost of repairing IXC Damage or Deterioration) set forth in this Article. "Maintenance Charges" means any and all recurring fees, charges or monies of any kind collected from third parties owning IRU's in the Additional Fibers in consideration of Vyvx R of W Agreements or of Vyvx's maintenance to the Additional Fibers. Maintenance Charges do not include any fees, charges or monies of any kind collected from third parties owning or leasing IRU's in the Additional Fibers which arise from specific occurrences (as opposed to being recurring such as maintenance charges) such as those in consideration of repairing damage resulting from a specific accident or disaster to, or deterioration of the Vyvx System requiring replacement of fibers. The Parties estimate that the amounts IXC will receive pursuant to Subparagraph H(2) will be approximately equal to the difference between **** and the value of IXC's maintenance and repair services, which are valued at **** per route mile multiplied by four thousand, one hundred ninety eight (4,198), the number of route miles on the IXC System.





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                                       21

ARTICLE XIV.   OPERATION, MAINTENANCE AND REPAIR OF THE VYVX SYSTEM

     A. During the term hereof, Vyvx shall be responsible, at its sole expense (including training), for the maintenance and repair of the Vyvx System, the IXC IRU Fibers and any common equipment of IXC and Vyvx on the Vyvx System, all pursuant to the operations specifications set forth on Exhibit E so as to assure continuing conformity of the Vyvx System and the IXC IRU Fibers with their respective specifications, including replacement of individual fibers and any maintenance as Vyvx is reasonably necessary for the normal operation of the Vyvx System and the IXC IRU Fibers. Vyvx, at IXC's sole expense and at Vyvx's then prevailing rates, shall perform maintenance and repair necessitated by IXC's negligence or willful misconduct or IXC's elective maintenance or repair requests. Vyvx shall not be responsible for any maintenance or repair of any IXC equipment except as set forth above.

     B. Vyvx may subcontract for maintenance and restoration services hereunder. Notwithstanding any other provisions of this Agreement, Vyvx shall require the subcontractor(s) to meet maintenance and repair standards for the Vyvx System which shall be at least as high as those standards utilized by Vyvx for the maintenance and repair of other portions of its communications systems. Vyvx shall be responsible for splicing of the cables in the Vyvx System so as to assure continuing conformity with their respective specifications, including, without limitation, conducting continual monitoring of the cable system containing the IXC IRU Fibers in the Vyvx System, location of faults, splicing and splice testing associated with any restoration, and procurement of replacement cable used in restoration. Vyvx shall, at no charge to IXC, perform or cause its subcontractor(s) to perform routine inspections of the Vyvx System and routine right-of-way maintenance in accordance with its standard maintenance procedures, including, without limitation, any flights that may be made over the routes where the Vyvx System is located. The use of any such subcontractor shall not relieve Vyvx of its obligations hereunder. In the event Vyvx determines to subcontract over half of its maintenance and/or restoration work on its System, it shall give IXC the opportunity to perform such work if IXC agrees to match the best rates and terms offered for such work by a third party.

     C. IXC will perform all maintenance on IXC equipment on the Vyvx System, however, in the event Vyvx agrees to perform repair or maintenance with respect to such IXC equipment, IXC shall pay for all repair and maintenance of such equipment performed by Vyvx at Vyvx rates then in effect. Vyvx shall, on or before January 1 of each year during the Term, provide IXC notice of Vyvx rates for repair and maintenance for such calendar year. IXC reserves the right to perform maintenance on any of its own equipment wherever located.


     D. Vyvx shall use its best reasonable efforts to respond to any Outage on the IXC IRU Fibers as quickly as possible in accordance with the procedures set forth in Exhibit E. In the event the Outage is not cured within 4 hours, maintenance and repair services may be performed by IXC subject to the provisions of applicable R of W Agreements. In such event, IXC may access any part of the Vyvx System to perform such services. In the event IXC requires Vyvx personnel to unlock any Vyvx facility, Vyvx shall cooperate fully with IXC to allow IXC access. In those parts of the Vyvx System that IXC does not require Vyvx personnel to enter Vyvx facilities, IXC shall provide Vyvx with oral notification of those parts of the Vyvx System that were entered as soon as possible. IXC shall only use the preceding rights to enter the Vyvx System to the extent necessary for the emergency situation. Vyvx shall reimburse IXC its direct costs and out-of-pocket expenses of providing such maintenance services. IXC shall provide supporting documentation for such costs.

             E. Vyvx shall use such care in performing repair and maintenance pursuant to this Agreement which equals or exceeds that which is normal and customary in the telecommunications industry.


             F. In the event of damage to the Vyvx System which results from a specific incident or disaster, or deterioration of the fibers in Vyvx System requiring replacement of fibers ("Vyxx Damage or Deterioration"), IXC shall pay a proportional amount (according to the number of IXC fibers (i.e., fibers in which IXC owns or leases an IRU at the time of the incident) relative to the total fibers in the Vyvx System) of any additional costs incurred in repairing such Vyvx Damage or Deterioration, unless such Damage or Deterioration is due to the negligence or wilful misconduct of Vyvx. Vyvx agrees that no request for reimbursement from IXC shall be made unless IXC's proportional amount of the repair or replacement cost for such project exceeds ****


             G. IXC shall pay Vyvx's invoice for IXC's proportional amount of the cost to repair the Vyvx Damage or Deterioration within thirty (30) days after receipt of the invoice. Upon request by IXC, Vyvx will promptly provide the necessary substantiating information which will allow IXC to verify the accuracy of the invoice.


             H. IXC shall pay Vyvx **** per route mile multiplied by one thousand, seven hundred sixty four (1764), (the number of route miles on the Vyvx System) per month, payable at the end of each month, for performance of the maintenance and repair services (excluding the cost of repairing Vyvx Damage or Deterioration) set forth in this Article.



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
ARTICLE XV. PERMITS; PHYSICAL PLANT AND REQUIRED RIGHTS


             A. As of the Both Party Completion Date IXC will have obtained (and will cause to remain effective through the Term of this Agreement) all R of W Agreements, including without limitation, rights, licenses, authorizations, rights-of-way and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights-of-way and other agreements necessary for the installation and use of the IXC System hereunder (all of which are referred to as "IXC Required Rights"). Vyvx shall have the right to review all documents reflecting the IXC Required Rights.

             B. As of the Both Party Completion Date (or with respect to the New Orleans Lateral, as of the New Orleans Lateral Completion Date), Vyvx will have obtained (and will cause to remain effective through the Term of this Agreement) all R of W Agreements, including without limitation, rights, licenses, authorizations, rights-of-way and other agreements necessary for the use of poles, conduit, cable, wire or other physical plant facilities, as well as any other such rights, licenses, authorizations (including any necessary state, tribal or federal authorizations such as environmental permits), rights-of-way and other agreements necessary for the installation and use of the Vyvx System hereunder (all of which are referred to as "Vyvx Required Rights"). IXC shall have the right to review all documents reflecting the Vyvx Required Rights.

             C. In the event of the Constructing Party's refusal or claimed inability to take the steps described in paragraphs A or B, as applicable, such circumstances shall be communicated to the Non-Constructing Party in writing, and, if such circumstance is not either due to an event identified in the Article entitled Force Majeure or due to the Non-Constructing Party's fault, the Non-Constructing Party shall be entitled to obtain specific performance from the Constructing Party in addition to any other remedies available at law or in equity.

ARTICLE XVI. RELOCATION.

             A. If, for any reason, either party (the "Relocating Party") is required to relocate the Cable or any of the facilities used or required in providing the other party with its IRU, the Relocating Party shall give the other party sixty (60) days prior notice of any such relocation, if possible and shall have the obligation to proceed with such relocation, including, but not limited to, the right to determine the extent of, the timing of, and methods to be used for such relocation; provided that any such relocation: (i) shall be constructed and tested in accordance with the specifications and requirements set forth in Exhibits C-1, C-2, C-3, C-4, C-5 and C-6, and (ii) shall not result in an adverse change to the operations, performance, connection points with the network of the other party, or end points of the applicable System. The Relocating Party shall relocate the affected portion of its System and so long as such relocation is not necessitated by a breach of the Relocating Party's obligations under this Agreement, the other party shall reimburse the Relocating Party for the other party's proportionate share of all Relocation Costs, including, without limitation, fiber acquisition, splicing and testing, pro rated based on the party's owned or leased IRUs to the total fiber count in the affected Cable so relocated. In the event that a third party (which does not have an interest in the fibers on the Cable) reimburses the Relocating Party for all of or a portion of the cost to relocate the Relocating Party's System, then this reimbursement amount shall reduce on a dollar for dollar basis the aggregate amount of Relocation Costs deemed to have been spent by the Relocating Party under this Article. The Relocating Party agrees that no request for reimbursement from the other party shall be requested unless the other party's proportional amount of the Relocation Costs for such project exceeds ****. The Relocating Party shall deliver to the other party updated as-built drawings as set forth in Exhibit D with respect to any relocated portion of its System not later than one hundred eighty (180) days following the completion of such relocation.

             B. The Relocating Party's invoice for the other party's proportional amount of the Relocation Costs shall be paid within thirty (30) days after receipt of the invoice by such party. Upon request by such party, the Relocating Party will promptly provide the necessary substantiating information which will allow the other party to verify the accuracy of the invoice.


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE XVII.  USE OF IXC SYSTEM AND VYVX SYSTEM

          A. Each of Vyvx and IXC warrants that its use of the IXC System and the Vyvx System, respectively, shall comply with all applicable government codes, ordinances, laws, rules, regulations and/or restrictions.


          B. The IRUs to be leased or granted to each party hereunder shall include, without limitation, the right to install additional equipment, or replace existing equipment at each Transmission Site on the other party's System. Each party shall provide the other party with space in regenerator, optical/amplifier, and junction sites **** but as a minimum (i) Vyvx shall be assigned at least **** at optical amplifier sites, **** at regenerator sites and **** at junction sites on the IXC System; and (ii) IXC shall be assigned at least **** optical amplifier sites, **** at regenerator sites and **** at junction sites. Such Transmission Sites will meet or exceed the power and building requirements specified in Exhibits C-5 and C-6. All equipment installed at regenerator facilities shall be maintained in accordance with the terms set forth herein. In addition, each party will have the right, subject to availability, to space and power at the sites of the other party listed in Exhibit A or Exhibit B, as applicable, at such other party's then prevailing rates (which rates shall not be unreasonable).


          C. Either party shall have the right to abandon its lease or ownership of IRUs in the other party's System (in which event the right to the use thereof would revert to the other party), at which time the abandoning party shall have no further rights with respect to its IRU. Such abandonment shall not reduce or otherwise affect the abandoning party's obligations to continue to pay the Permanent Lease Fee or any other obligations hereunder.

          D. Each Party may use its IRU or IRU lease for any lawful purpose. During the term of any IRU grant or IRU lease, IXC agrees and acknowledges that it has no right to use the Vyvx IRU Fibers subject to such grant or lease and Vyvx agrees and acknowledges that it has no right to use the IXC IRU Fibers subject to such grant or lease.

          E. Vyvx and IXC shall promptly notify each other of any matters pertaining to any damage or impending damage to or loss of the Vyvx System or the IXC System, respectively, that are known to such party.

          F. IXC shall respect Vyvx's right to its use of the Vyvx IRU Fibers, and Vyvx shall respect IXC's right to its use of the IXC IRU Fibers. Each Party shall take all reasonable precautions against, and assume liability, subject to the terms herein, for, any damage caused by such Party to the fibers in the IXC or Vyvx Cable that the other Party owns or in which it holds an IRU or IRU lease.

          G. Neither Party shall use fibers that it owns or in which it holds an IRU or IRU lease in a way that interferes in any way with or adversely affects the use of the fibers the other Party owns or in which the other Party holds an IRU or IRU lease.


------
**** Confidential material has been omitted and filed separately with the Securities and Exchange Commission.

               H. Vyvx and IXC each agree to cooperate with and support the other in complying with any requirements applicable to the fiber by any governmental or regulatory agency or authority.

               I. Subject to availability of space and power, either party shall be entitled to collocate in locations of the other party at the then currently published rates. Each party shall install its own equipment in each location and regeneration station. The Constructing Party shall deliver all power to the appropriate bays.

               J. Except as otherwise explicitly set forth herein, neither party shall charge the other party any maintenance charges arising from or related to R of W Agreements.


ARTICLE XVIII. INDEMNIFICATION

               A. IXC hereby releases and agrees to indemnify, defend, protect and hold harmless Vyvx, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for:

                    1. Any injury, death, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of IXC, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement;

                    2. Any claims, liabilities or damages arising out of any violation by IXC of regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with it's performance under this Agreement; and

                    3. Any and all losses, damages, expenses, cost and liabilities for anything and everything whatsoever arising in any way from or out of the presence of any Hazardous Materials in, on, under, at or about the IXC System route or originating in, on, under, at or about the IXC System route and migrating offsite, regardless of the source of such Hazardous Materials, including, without limitation, any damage to property or personal injury incurred by any party; provided, however, that nothing contained herein shall require IXC to remediate or indemnify, defend, protect or hold Vyvx harmless from and against any loss, damage, expense, cost and/or liability arising in any way from or out of any environmental condition arising out and to the extent of the negligence or willful misconduct of Vyvx. The indemnity set forth in this paragraph includes, without limitation, (i) any reasonable expense relating to the time or travel of any employee or other individual involved in the defense of a claim, reasonable costs associated with consultants or witnesses, reasonable attorneys' fees and costs associated with investigation, preparation, mediation, arbitration or litigation; (ii) all costs associated with remediation including but not limited to testing, sampling, assessment, investigation, response, clean-up, detoxification, containment, closure, restoration, repair, removal, transport, storage, or disposal or other remedial work which is required or reasonably necessary to comply with any environmental agency, any law or court order, or reasonably necessary in the application of prudent environmental engineering standards; and (iii) costs associated with claims for damage to persons, property or natural resources related to the presence of any Hazardous Materials.

     B. Vyvx hereby release and agrees to indemnify, defend, protect and hold harmless IXC, its employees, officers, directors, agents, shareholders and affiliates, from and against, and assumes liability for:

          1. Any injury, death, loss or damage to any person, tangible property or facilities of any person or entity (including reasonable attorneys' fees and costs), to the extent arising out of or resulting from the acts or omissions, negligent or otherwise, of Vyvx, its officers, employees, servants, affiliates, agents or contractors in connection with its performance under this Agreement;

          2. Any claims, liabilities or damages arising out of any violation by Vyvx or regulations, rules, statutes or court orders of any local, state or federal governmental agency, court or body in connection with its performance under this Agreement; and

          3. Any and all losses, damages, expenses, cost and liabilities for anything and everything whatsoever arising in any way from or out of the presence of any Hazardous Materials in, on, under, at or about the Vyvx System route or originating in, on, under, at or about the Vyvx System route and migrating offsite, regardless of the source of such hazardous Materials, including, without limitation, any damage to property or personal injury incurred by any party; provided, however, that nothing contained herein shall require Vyvx to remediate or indemnify, defend protect or hold IXC harmless from and against any loss, damage, expense, cost and/or liability arising in any way from or out of any environmental condition arising out and to the extent of the negligence or willful misconduct of IXC. The indemnity set forth in this paragraph includes, without limitation, (i) any reasonable expense relating to the time or travel of any employee or other individual involved in the defense of a claim, reasonable costs associated with consultants or witnesses, reasonable attorneys' fees and costs associated with investigation, preparation, mediation, arbitration or litigation; (ii) all costs associated with remediation including but not limited to testing, sampling, assessment, investigation, response, clean-up, detoxification, containment, closure, restoration, repair, removal, transport, storage, or disposal or other remedial work which is required or reasonably necessary to comply with any environmental agency, any law or court order, or reasonably necessary in the application of prudent environmental engineering standards; and (iii) costs associated with claims for damage to persons, property or natural resources related to the presence of any Hazardous Materials.

          C. The parties hereby expressly recognize and agree that each party's said obligation to indemnify, defend, protect and save the other harmless is not a material obligation to the continuing performance of the parties' other obligations, if any, hereunder. In the event that a party shall fail for any reason to so indemnify, defend, protect and save the other harmless, the injured party hereby expressly recognizes that its sole remedy in such event shall be the right to bring an arbitration proceeding pursuant to the terms of this Agreement against the other party for its damages as a result of the other party's said failure to indemnify, defend, protect and save harmless. These obligations shall survive the expiration or termination of this Agreement.

          D. Nothing contained herein shall operate as a limitation on the right of either party hereto to bring an action for damages against any third party, including indirect, special or consequential damages, based on any acts or omissions of such third party as such acts or omissions may affect the construction, operation or use of the Vyvx IRU Fibers or the IXC IRU Fibers, as the case may be; provided, however, that each party hereto shall assign such rights of claims, execute such documents and do whatever else may be reasonably necessary to enable the other party to pursue any such action against such third party.

ARTICLE XIX. INSURANCE

          A. During the term of this Agreement, each party shall obtain and maintain and shall require any of its permitted contractors to obtain and maintain not less than the following insurance:

               1. Commercial General Liability Insurance with a combined single limit of $2,000,000 for bodily injury and property damage.

               2. Worker's Compensation Insurance in amounts required by applicable law and Employers Liability Insurance with limits not less than $500,000 each accident. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming or West Virginia, the party will participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement.

               3. Automobile Liability Insurance with a combined single limit of $1,000,000 for bodily injury and property damage, to include coverage for all owned, non-owned and hired vehicles.

               The limits set forth above are minimum limits and will not be construed to limit either party's liability.

     B. Unless otherwise agreed, the Vyvx insurance policies required above shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and IXC, its parent and affiliated companies will be named as additional insureds as respects the indemnifications under this Agreement. Vyvx shall provide IXC with an insurance certificate confirming compliance with the insurance requirements in Article XVIII. The insurance certificate shall indicate that IXC shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

     C. Unless otherwise agreed, the IXC insurance policies required above shall be obtained and maintained with companies rated A or better by Best's Key Rating Guide and Vyvx, its parent and affiliated companies will be named as additional insureds as respects the indemnifications under this Agreement. IXC shall provide Vyvx with an insurance certificate confirming compliance with the insurance requirements in Article XVIII. The insurance certificate shall indicate that Vyvx shall be notified not less than thirty (30) days prior to any cancellation or material change in coverage.

     D. In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the party carrying such coverage shall make commercially reasonable efforts to pursue such claim with its carrier.

     E. Vyvx and IXC shall each obtain from the insurance companies providing the coverages required by this Agreement a waiver of all rights of subrogation or recovery in favor of the other party, its parent corporation, affiliates, subsidiaries, assignees, officers, directors, and employees or any other party entitled to indemnity under this Agreement.

ARTICLE XX. TAXES AND FRANCHISE, LICENSE AND PERMIT FEES

     A. Each of IXC and Vyvx shall be responsible for and shall timely pay any and all (i) taxes and franchise, license and permit fees based on the physical location of the IXC System or the Vyvx System, respectively, and/or the respective construction thereof in or on public roads, highways or rights-of-way; and (ii) right-of-way payments on the IXC System or the Vyvx System, respectively. Failure of either party to pay such taxes or payments which continues after seven (7) days written notice thereof by the other party, shall authorize, but not obligate, the other party to make such payments and such other party will then have the right to be reimbursed for such payments by the party which failed to pay such taxes.

     B. Each of IXC and Vyvx shall be responsible for any and all sales, use, income, gross receipts or other taxes assessed on the basis of revenues received by such party due to its use of the IXC IRU Fibers or the Vyvx IRU Fibers respectively.

     C. Notwithstanding any provision herein to the contrary, Vyvx shall have the right to protest by appropriate proceedings the imposition and/or amount of any taxes or franchise, license or permit fees imposed on or assessed against Vyvx, including, but not limited to, any taxes or franchise, license or permit fees assessed on the basis of revenues received by Vyvx due to its use of the IXC System and/or based on the physical location of the IXC System and/or the construction thereof. In such event, Vyvx shall indemnify and hold IXC harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from Vyvx's exercise of its rights hereunder. In the event of any refund, rebate, reduction or abatement to Vyvx of such taxes or franchise, license or permit fees. Vyvx shall be entitled to receive the entire benefit of such refund, rebate, reduction, or abatement attributable to Vyvx's use of the IXC System. In the event Vyvx has exhausted all its rights of appeal in protesting any imposition or assessment of any taxes or franchise, license or permit fees, as previously described herein and has failed to obtain the relief sought in such proceedings or appeals ("Finally Determined Taxes and Fees"), Vyvx and IXC may jointly agree, at a cost to be shared equally, or either Vyvx or IXC may at its sole option and cost, agree to relocate a portion of the fiber optic system so as to bypass the jurisdiction which had imposed or assessed such Finally Determined Taxes and Fees. If Vyvx and IXC, or either of them, do not determine to relocate the fiber optic system, Vyvx shall have the right to terminate its use of all or a portion of the Vyvx IRU Fibers over all or the portion of the system affected by the relocation, at its sole option, without any effect on the IXC IRU Fibers. Such termination shall be effective on the date specified by Vyvx in a notice of termination, which date shall be at least ninety (90) days after the notice. After such termination, Vyvx's IRU in the IXC System or any part thereof as applicable shall immediately terminate and all rights of Vyvx to use the IXC System or any part thereof as applicable, shall cease and IXC may thereafter disconnect, terminate or remove the affected Vyvx IRU Fibers and the IXC System for any purpose without any liability or obligation to Vyvx. The parties agree to modify this Agreement as necessary to reflect the fact that Vyvx has ceased to use all or a part of the IXC System.

     D. Notwithstanding any provision herein to the contrary, IXC shall have the right to protest by appropriate proceedings the imposition and/or amount of any taxes or franchise, license or permit fees imposed on or assessed against IXC, including, but not limited to, any taxes or franchise, license or permit fees assessed on the basis of revenues received by IXC due to its use of the Vyvx System and/or based on the physical location of the Vyvx System and/or the construction thereof. In such event, IXC shall indemnify and hold Vyvx harmless from any expense, legal action or cost, including reasonable attorneys' fees, resulting from IXC's exercise of its rights hereunder. In the event of any refund, rebate, reduction or abatement to IXC of such taxes or franchise, license or permit fees, IXC shall be entitled to receive the entire benefit of such refund, rebate, reduction or abatement attributable to IXC's use of the Vyvx System. In the event IXC has exhausted all its rights of appeal in protesting any imposition or assessment of any Finally Determined Taxes and Fees, IXC and Vyvx may jointly agree, at a cost to be shared equally, or either IXC or Vyvx may at its sole option and cost, agree to relocate a portion of the fiber optic system so as to bypass the jurisdiction which had imposed or assessed such Finally Determined Taxes and Fees. If IXC and Vyvx, or either of them, do not determine to relocate the fiber optic system, IXC shall have the right to terminate its use of all or a portion of the IXC IRU Fibers over all or the portion of the System affected by the relocation at its sole option without any effect on the Vyvx IRU Fibers. Such termination shall be effective on the date specified by IXC in a notice of termination, which date shall be at least ninety (90) days after the notice. After such termination, IXC's IRU in the Vyvx System or any part thereof as applicable shall immediately terminate and all rights of IXC to use the Vyvx System or any part thereof as applicable, shall cease and Vyvx may thereafter disconnect, terminate or remove the affected IXC IRU Fibers and the Vyvx System for any purpose without any liability or obligation to IXC. The parties agree to modify this Agreement as necessary to reflect the fact that IXC has ceased to use all or part of the Vyvx System.

            E. Without the prior consent of the other party, neither party shall enter into any agreement relating to any easement, right-of-way (or similar right) for its System which provides for payment for such easement, right-of-way or similar right based upon System usage, revenues, profitability or other similar compensation method.

ARTICLE XXI. DISCLAIMER OF WARRANTY; LIMITATION OF LIABILITY

            EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF ANY FIBERS OR ANY SERVICE PROVIDED HEREUNDER OR DESCRIBED HEREIN, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES ARE HEREBY EXCLUDED AND DISCLAIMED.

            NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY OTHER THAN IN THE ARTICLE ENTITLED INDEMNIFICATION, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH, TRANSMISSION INTERRUPTIONS OR PROBLEMS, INCLUDING, BUT NOT LIMITED TO, DAMAGE OR LOSS OF PROPERTY OR EQUIPMENT, LOSS OF PROFITS OR REVENUE, COST OF CAPITAL, COST OF REPLACEMENT SERVICES, OR CLAIMS OF CUSTOMERS, WHETHER OCCASIONED BY ANY REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE FIRST PARTY OR ANY OTHER CAUSE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR STRICT LIABILITY. THIS PARAGRAPH SHALL NOT BE CONSTRUED TO LIMIT EITHER PARTY'S ABILITY TO RECOVER UNDER THE ARTICLE ENTITLED INDEMNIFICATION WITH RESPECT TO CLAIMS OF THIRD PARTIES BROUGHT AGAINST SUCH PARTY OR THE RIGHT TO RECOVER LIQUIDATED DAMAGES

UNDER THE ARTICLES ENTITLED COMPLETION OF THE SYSTEMS AND SERVICE INTERRUPTIONS.

          PURSUANT TO THIS ARTICLE, NO PARTY SHALL BE PREVENTED FROM MAKING A CLAIM OR FILING SUIT AGAINST AN INDEPENDENT CONTRACTOR FOR SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, RELIANCE OR CONSEQUENTIAL DAMAGES ARISING OUT OF SUCH INDEPENDENT CONTRACTOR'S PERFORMANCE OF MAINTENANCE OR REPAIR SERVICES FOR THE SYSTEM OWNER, BUT THE PARTY MAKING THE CLAIM OR FILING SUIT AGREES THAT IT WILL NOT SEEK RECOVERY OF SUCH DAMAGES TO THE EXTENT SUCH INDEPENDENT CONTRACTOR HAS A CONTRACTUAL OR COMMON LAW RIGHT OF RECOVERY AGAINST OR AN INDEMNITY FROM THE SYSTEM OWNER.

ARTICLE XXII. NOTICE

          A. Unless otherwise provided herein, all notices and communications concerning this Agreement shall be in writing and addressed to the other party as follows:

          If to IXC:          IXC Carrier, Inc.
                              Attn: Chief Financial Officer
                              5000 Plaza on the Lake
                              Suite 200
                              Austin, TX 78746
                              Facsimile No.: (512) 328-0239

          with a copy to:     Michael P. Whalen, Esq.
                              Riordan & McKinzie
                              695 Town Center Drive
                              Suite 1500
                              Costa Mesa, CA 92626
                              Facsimile No.: (714) 549-3244

          If to Vyvx:         Vyvx, Inc.
                              Attn: Chief Operating Officer
                              111 East First Street
                              Tulsa, OK 74103-2808
                              Facsimile No.: (918) 561-6024

          and to:             General Counsel
                              Vyvx, Inc.
                              One Williams Center

                                   Tulsa, OK 74172
                                   Facsimile No.: (918) 588-3005

          If to WilTech:           The WilTech Group
                                   Attn: Chief Operating Officer
                                   111 East First Street
                                   Tulsa, OK 74103-2808
                                   Facsimile No.: (918) 561-6024

          and to:                  General Counsel
                                   The WilTech Group, Inc.
                                   One Williams Center
                                   Tulsa, OK 74172
                                   Facsimile No.: (918) 588-3005

or at such other address as may be designated in writing to the other party.

          B. Unless otherwise provided herein, notices shall be sent by registered or certified U.S. Mail, postage prepaid, or by commercial overnight delivery service, or by facsimile, and shall be deemed served or delivered to the addressee or its office on the date of receipt acknowledgment or, if postal claim notices are given, on the date of its return marked "unclaimed," provided, however, that upon receipt of a returned notice marked "unclaimed," the sending party shall make reasonable effort to contact and notify the other party by telephone.

ARTICLE XXIII. CONFIDENTIALITY

          A. If the parties to this Agreement have entered into (or later enter into) a Confidentiality Agreement, the terms of such an agreement shall control and paragraph B of this Article shall not apply; however, if any such Confidentiality Agreement expires or is no longer effective at any time during the Term of this Agreement, paragraph B of this Article shall be in effect during those periods.

          B. In the absence of a separate Confidentiality Agreement between the parties, if either party provides confidential information to the other in writing and identified as such, the receiving party shall protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information. Neither party shall be required to hold confidential any information which (i) becomes publicly available other than through the recipient; (ii) is required to be disclosed by a governmental or judicial order, rule or regulation; (iii) is independently developed by the disclosing party; or (iv) becomes available to the disclosing party without restriction from a third party. These obligations shall survive expiration or termination of this Agreement.

          C. Notwithstanding paragraph A and B of this Article, confidential information shall not include information disclosed by the receiving party as required by applicable law or regulation, provided, however, that the information disclosed is limited to the existence and general nature of the relationship between the parties, including, as required, the scope, approximate revenues, purposes and expectations related to such relationship and a description of any disputes relating thereto. Notwithstanding the foregoing, this Agreement may be provided to any governmental agency or court of competent jurisdiction to the extent required by applicable law.

          D. Neither party, nor their respective affiliates, including any shareholders, directors or officers of either of them, shall, without the written consent of the other party, make any announcement or other disclosure relating to the Agreement herein, except to their professional advisers, unless otherwise required by law. In the event of such a disclosure required by law, the disclosing party shall serve prompt notice on the nondisclosing party prior to the required disclosure. Each party shall disclose the Agreement herein to professional advisers and to their respective employees on a need-to-know basis only, and shall instruct such persons to maintain confidentiality.

ARTICLE XXIV. DEFAULT

          A. Vyvx shall not be in default under this Agreement herein unless and until IXC shall have given Vyvx written notice of such default and Vyvx shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such default cannot reasonably be cured within such thirty (30) day period, if Vyvx shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for a period no longer than sixty (60) days from the date of the receipt of the default notice. Events of default shall include, but not be limited to, the making by Vyvx of a general assignment for the benefit of its creditors, the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against Vyvx which is not dismissed within ninety (90) days thereafter, or the filing by Vyvx of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief. Any event of default by Vyvx may be waived under the terms of this Agreement at IXC's option. Upon the failure by Vyvx to timely cure any such default after notice thereof from IXC, IXC may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default, and
(ii) pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if Vyvx certifies to IXC in writing that a default has been cured, such default shall be deemed to be cured unless IXC otherwise notifies Vyvx in writing within fifteen (15) days of receipt of such notice from Vyvx.

          B. IXC shall not be in default under this Agreement herein unless and until Vyvx shall have given IXC written notice of such default and IXC shall have failed to cure the same within thirty (30) days after receipt of such notice; provided, however, that where such default cannot reasonably be cured within such thirty (30) day period, if IXC shall proceed promptly to cure the same and prosecute such curing with due diligence, the time for curing such default shall be extended for a period no longer than sixty (60) days from the date of the receipt of the default notice. Events of default shall include, but not be limited to, the making by IXC of a general assignment for the benefit of its creditors, the filing of a voluntary petition in bankruptcy or the filing of a petition in bankruptcy or other insolvency protection against IXC which is not dismissed within ninety
(90) days thereafter, or the filing by IXC of any petition or answer seeking, consenting to, or acquiescing in reorganization, arrangement, adjustment, composition, liquidation, dissolution or similar relief. Any event of default by IXC may be waived under the terms of this Agreement at Vyvx option. Upon the failure by IXC to timely cure any such default after notice thereof from Vyvx, Vyvx may (i) take such action as it determines, in its sole discretion, to be necessary to correct the default, and (ii) pursue any legal remedies it may have under applicable law or principles of equity relating to such breach. Notwithstanding the above, if IXC certifies to Vyvx in writing that a default has been cured, such default shall be deemed to be cured unless Vyvx otherwise notifies IXC in writing within fifteen (15) days of receipt of such notice from IXC.

ARTICLE XXV. TERMINATION

     A. Upon expiration of the Term of this Agreement, IXC's IRU (if any), IRU leases, Cash Option, Note Option and Additional Fiber Option shall immediately terminate (except to the extent they have already expired or terminated) and all rights of IXC to use the Vyvx System, or any part thereof, shall cease and Vyvx shall owe IXC no additional duties or consideration. IXC shall remove all electronics and equipment from any Vyvx facilities at its sole cost under Vyvx's supervision.

     B. Upon expiration of the Term of this Agreement, Vyvx's IRU's, IRU leases, Cash Option and Note Option, shall immediately terminate (except to the extent they have already expired or terminated) and all rights of Vyvx to use the IXC System, or any part thereof, shall cease and IXC shall owe Vyvx no additional duties or consideration. Vyvx shall remove all electronics and equipment from any IXC facilities at its sole cost under IXC's supervision.

     C. Notwithstanding the foregoing, no termination of this Agreement shall affect the rights or obligations of any party hereto with respect to any payment hereunder for services rendered prior to the date of termination or pursuant to the Articles entitled Indemnification, Insurance, Arbitration, and Taxes and Franchise, License and Permit Fees herein.

ARTICLE XXVI. FORCE MAJEURE

          Neither party shall be in default under this Agreement nor be classified as a Late Party with respect to any delay in such party's performance caused by any of the following conditions: (i) act of God, (ii) fire, (iii) flood, (iv) material shortage or unavailability not resulting from the responsible party's failure to timely place orders or take other necessary actions therefor, (v) lack of transportation, (vi) legal inability to access property,

(vii) government codes, ordinances, laws, rules, regulations or restrictions (collectively, "Regulations") (but not to the extent the delay caused by such Regulations could be avoided by rerouting the Cable if such a reroute was commercially reasonable), (viii) war or civil disorder, or (ix) any other cause beyond the reasonable control of such party, provided that in order to be classified as a force majeure event, the delay occasioned by the existence of one of the events identified in (i) through (ix) shall have a duration of at least thirty (30) consecutive days. The party claiming relief under this Article shall promptly notify the other in writing of the existence of the event(s) (i) through (ix) relied on, the expected duration of the force majeure event, and the cessation or termination of said event. The party claiming relief under this Article shall exercise commercially reasonable efforts to minimize the time for any such delay. Notwithstanding the foregoing, except as set forth in the Article entitled Service Interruptions with respect to Natural Disasters, no event described in this Article shall effect or diminish the obligations of either party with respect to Service Interruptions or Outage Damage Payments.

ARTICLE XXVII. ARBITRATION

                  A. Any dispute or disagreement arising between IXC and Vyvx in connection with this Agreement which is not settled to the mutual satisfaction of IXC and Vyvx within thirty (30) days from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date that such notice is given. If the parties are unable to agree on a single arbitrator within fifteen (15) days from the date of receipt of the notice notifying a party of a dispute or disagreement, each party shall select an arbitrator within fifteen (15) days and the two (2) arbitrators shall select a third arbitrator within ten (10) days. The decision of the arbitrator(s) shall be final and binding upon the parties and shall include written findings of law and fact, and judgment may be obtained thereon by either party in a court of competent jurisdiction. Each party shall bear the cost of preparing and presenting its own case. The cost of the arbitration, including the fees and expenses of the arbitrator(s), shall be shared equally by the parties hereto unless the award otherwise provides. The arbitrator(s) shall be instructed by the parties to establish procedures such that a decision can be rendered by the arbitrator(s) within sixty (60) days of their appointment.

                  B. The obligation herein to arbitrate shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders, specific performance or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

ARTICLE XXVIII. WAIVER

                  The failure of either party hereto to enforce any of the provisions of this Agreement, or the waiver thereof in any instance, shall not be construed as a general waiver or relinquishment on its part of any such provision, but the same shall nevertheless be and remain in full force and effect.

ARTICLE XXIX. GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Oklahoma without reference to its choice of law principles.

ARTICLE XXX. RULES OF CONSTRUCTION

                  A. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. Words in this Agreement which import the singular connotation shall be interpreted as plural, and words which import the plural connotation shall be interpreted as singular, as the identity of the parties or objects referred to may require.

                  B. Unless expressly defined herein, words having well-known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                  C. Except as set forth to the contrary herein, any right or remedy of Vyvx or IXC shall be cumulative and without prejudice to any other right or remedy, whether contained herein or not.

                  D. Nothing in this Agreement is intended to provide any legal rights to anyone not an executing party of this Agreement.

                  E. This Agreement has been fully negotiated between and jointly drafted by the parties.

                  F. In the event of a conflict between the provisions of this Agreement and those of any Exhibit, the provisions of this Agreement shall prevail and such Exhibits shall be corrected accordingly.

            G. All actions, activities, consents, approvals and other undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth herein, for the purpose of this Article the normal standards of performance within the telecommunications industry in the relevant market shall be the measure of whether a party's performance is reasonable and timely.

ARTICLE XXXI.  ASSIGNMENT

            A. Except as provided below, IXC shall not assign or otherwise transfer this Agreement or its rights or obligations hereunder to any other party (except to its corporate parent or to majority or wholly-owned subsidiaries of IXC or its parent) without the prior written consent of Vyvx, which will not be unreasonably withheld or delayed; provided, however, that IXC may sell, lease or otherwise transfer all or a portion of its rights in any of the IXC IRU Fibers or in its interest in the Additional Fibers without Vyvx consent provided (i) it is in accordance with the Article entitled Additional Fiber Revenue, and (ii) such third party lessee or IRU owner is subject to and bound by provisions substantially the same as those set forth in Exhibit G. IXC shall have the right, without Vyvx consent, to assign or otherwise transfer this Agreement as collateral to any lender or to any parent, subsidiary or affiliate of IXC or to any person, firm or corporation which shall control, be under the control of or be under common control with IXC, or any corporation into which IXC may be merged or consolidated or which purchases all or substantially all of the assets of IXC; provided, however, (i) that any such assignment or transfer shall be subject to Vyvx rights under this Agreement and any assignee or transferee shall continue to perform IXC's obligations to Vyvx under the terms and conditions of this Agreement and (ii) as a part of such assignment, IXC shall require that no further assignments of this Agreement or any of the rights and obligations under the Agreement be permitted except with the prior written consent of Vyvx. In the event of any permitted partial assignment of any rights hereunder or in any fibers, IXC shall remain the sole point of contact with Vyvx.

            B. Except as provided below, Vyvx shall not assign or otherwise transfer this Agreement or its rights or obligations hereunder to any other party (except to its corporate parent or majority or wholly-owned subsidiaries of Vyvx or its parent) without the prior written consent of IXC, which will not be unreasonably withheld or delayed; provided, however, that Vyvx may sell, lease or otherwise transfer its rights in any of the Vyvx IRU Fibers without IXC's consent so long as such third party lessee or IRU owner is subject to and bound by provisions substantially the same as those set forth in Exhibit G. Vyvx shall have the right, without IXC's consent, to assign or otherwise transfer this Agreement as collateral to any institutional lender or to any parent, subsidiary or affiliate of Vyvx or to any person, firm or corporation which shall control, be under the control of or be under common control with Vyvx, or any corporation into which Vyvx may be merged or consolidated or which purchases all or substantially all of the assets of Vyvx; provided, however, that (i) any such assignment or transfer shall be subject to

IXC's rights under this Agreement and any assignee or transferee shall continue to perform Vyvx obligations to IXC under the terms and conditions of this Agreement and (ii) as a part of such assignment Vyvx shall require that no further assignments of this Agreement or any of the rights and obligations under the Agreement be permitted except with the prior written consent of IXC. In the event of any permitted partial assignment of any rights hereunder or in any fibers, Vyvx shall remain the sole point of contact with IXC.

     C. This Agreement and each of the parties' respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

ARTICLE XXXII. REPRESENTATIONS AND WARRANTIES

          Each party represents and warrants that:

          1. It has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement;

          2. It has taken all requisite corporate action to approve the execution, delivery and performance of this Agreement;

          3. This Agreement constitutes a legal, valid and binding obligation enforceable against such party in accordance with its terms; and

          4. Its execution of and performance under this Agreement shall not violate any applicable existing regulations, rules, statutes or court orders of any local, state or federal government agency, court or body.

ARTICLE XXXIII. ENTIRE AGREEMENT: AMENDMENT

          This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof, which are of no further force or effect. The Exhibits referred to herein are integral parts hereof and are hereby made a part of this Agreement. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party.

ARTICLE XXXIV. NO PERSONAL LIABILITY

          Each action or claim against any party arising under or relating to this Agreement shall be made only against such party as a corporation, and any liability relating thereto shall be enforceable only against the corporate assets of such party. No party shall seek to pierce the corporate veil or otherwise seek to impose any liability relating to, or arising from, this Agreement against any shareholder, employee, officer or director of the other party. Each of such persons is an intended beneficiary of the mutual promises set forth in this Article and shall be entitled to enforce the obligations of this Article.

ARTICLE XXXV. CONFLICTS OF INTEREST

          Neither party shall use any funds received under this Agreement for illegal or otherwise "improper" purposes. Neither party shall pay any commission, fees or rebates to any employee of the other party, or favor any employee of such other party with gifts or entertainment of significant cost or value. If either party has reasonable cause to believe that one of the provisions in this Article has been violated, it, or its representative, may audit the books and records of the other party for the sole purpose of establishing compliance with such provisions.

ARTICLE XXXVI. RELATIONSHIP OF THE PARTIES

          The relationship between Vyvx and IXC shall not be that of partners, agents or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes. Vyvx and IXC, in performing any of their obligations hereunder, shall be independent contractors or independent parties and shall discharge their contractual obligations at their own risk.

ARTICLE XXXVII. LATE PAYMENTS

          In the event a party shall fail to make any payment under this Agreement when due, such amounts shall accrue interest, from the date such payment is due until paid, including accrued interest, at a rate equal to eighteen percent (18%) per annum or, if lower, the highest percentage allowed by law.

ARTICLE XXXVIII. SEVERABILITY

          If any term, covenant or condition herein shall, to any extent, be invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

ARTICLE XXXIX. COUNTERPARTS

          This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

ARTICLE XL. CERTAIN DEFINITIONS

          The following terms shall have the stated definitions in this Agreement.

          A. "Additional Fibers" shall have the definition set forth in the Article entitled Additional Fiber Revenue.

          B. "Additional Fiber Transaction(s)" shall have the definition set forth in the Article entitled Additional Fiber Revenue.

          C. "Cable" means the fiber optic cable and the fibers contained therein, and associated splicing connections, splice boxes and vaults, and conduit, to be installed by IXC or Vyvx, as the case may be.

          D. "Connecting Party" shall have the definition set forth in the Article entitled Completion of the Systems.

          E. "Connecting Point" shall have the definition set forth in the Article entitled Completion of the Systems.

          F. "Constructing Party" means IXC with respect to the IXC System and Vyvx with respect to the Vyvx System.

          G. "Deliverables" shall have the definition set forth in the Article entitled System Documentation.


          H. "Both Party Completion Date" means the later to occur of the IXC IRU Acceptance Date or the Vyvx IRU Acceptance Date. The Both Party Completion Date may occur before the New Orleans Lateral Completion Date.

     I. "Fiber Acceptance Testing" shall have the definition set forth in the Article entitled Acceptance and Testing of Vyvx IRU Fibers.

     J. "Finally Determined Taxes and Fees" shall have the definition set forth in the Article entitled Taxes and Franchise, License and Permit Fees.

     K. "Hazardous Materials" shall mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA); (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation & Recovery Act ("RCRA") (42 U.S.C. Section 6901 et seq.) or any regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) or (iv) any laws of any state the Vyvx or IXC System travels through or regulations promulgated under any such state law; (v) natural gas, gasoline, diesel fuel, oil, waste oil, fertilizer or components thereof or other petroleum hydrocarbons or by-products; and (vi) any additional substances or materials which are now or hereafter classified or treated as hazardous or toxic under any law including court decisions.

     L. "Indefeasible Right of Use" or "IRU" is an unrestricted indefeasible right to use the fibers in which an IRU has been granted, provided however, that granting of such IRU does not convey ownership of the fibers.

     M. [Intentionally omitted]

     N. "IXC Damage or Deterioration" shall have the definition set forth in the Article entitled Operation, Maintenance and Repair of the IXC System.

     O. "IXC IRU Acceptance Date" shall have the definition set forth in the Article entitled Acceptance and Testing of IXC IRU Fibers.

     P. "IXC IRU Fibers" shall have the definition set forth in the Article entitled Permanent Lease.

     Q. "IXC IRU" shall mean the IRU granted to IXC, if IXC exercises its Cash Option or Note Option, in the IXC IRU Fibers.

     R. "IXC Required Rights" shall have the definition set forth in the Article entitled Permits: Physical Plant and Required Rights.

     S. "IXC System" shall have the definition set forth in Paragraph A of Background.


     T. "Late Fee Payment" shall have the definition set forth in the Article entitled Completion of The Systems.


     U. "Nonconstructing Party" means IXC with respect to the Vyvx System and Vyvx with respect to the IXC System.

     V. "Outage" shall have the definition set forth in the Article entitled Operation, Maintenance and Repair of the IXC System.

     W. "Permanent Lease Fee" shall have the definition set forth in the Article entitled Permanent Lease.

     X. "Permanent Lease Term" shall have the definition set forth in the Article entitled Term and Renewal.

     Y. "Purchase" shall have the definition set forth in the Article entitled Additional Fiber Revenue.

     Z. "Regulations" shall have the definition set forth in the Article entitled Force Majeure.

     AA. "Related Transaction Expenses" shall mean all costs incurred by either party in the negotiation and documentation of any sale of an IRU in any Additional Fibers, including, without limitation, attorney's fees.

     BB. "Relocating Party" shall have the definition set forth in the Article entitled Relocation.

     CC. "Relocation Costs" means actual and related costs including, without limitation, the following: (1) labor costs, including wages and salaries, and benefits and overhead allocable to such labor costs (overhead allocation percentage shall not exceed the lesser of (x) the percentage IXC or Vyvx, as applicable, allocates to its internal projects or (y) one hundred and thirty percent (130%), and (2) other direct costs and out-of-pocket expenses on a pass-through basis (e.g., equipment, materials, supplies, contract services, etc.).

     DD. "Remaining Fibers" shall have the definition set forth in the Article entitled Additional Fiber Revenue.

     EE. "Renewal Term" shall have the definition set forth in the Article entitled Term and Renewal.

     FF. "R of W Agreements" shall mean all agreements with right of way owners, property owners, utilities, government entities or other parties which the Constructing Party must reasonably obtain in order to get access to and/or the authority to undertake activities on the route where the IXC System or Vyvx System, as the case may be, is located.

     GG. "Sale" or "Sold" shall have the definition set forth in the Article entitled Additional Fiber Revenue.

     HH. "System" shall have the definition set forth in Paragraph C of Background.

     II. "Service Interruption" means, with respect to the Vyvx IRU Fibers or the IXC IRU Fibers, any complete interruption of transmission on any fiber which, in the case of a fiber cut, is longer than four (4) hours or, in the case of equipment (i.e, buildings, HVAC, power and uninterruptible power systems) failure or human negligence, is longer than one (1) hour.

     JJ. "Term" shall have the definition set forth in the Article entitled Term and Renewal.

     KK. "Transmission Site" shall mean a regenerator station optical amplifier site, junction or a point of presence performing the same function as a regeneration station or junction.

     LL. "Vyvx Damage or Deterioration" shall have the definition set forth in the Article entitled Operation, Maintenance and Repair of the Vyvx System.

     MM. "Vyvx IRU Acceptance Date" shall have the definition set forth in the Article entitled Acceptance and Testing of Vyvx IRU Fibers.

     NN. "Vyvx IRU Fibers" shall have the definition set forth in the Article entitled Permanent Lease.

     OO. "Vyvx IRU" shall mean the IRU granted to Vyvx in the Vyvx IRU Grant Fibers and, if Vyvx exercises its Cash Option or Note Option, in the Vyvx Leased Fibers.

     PP. "Vyvx Required Rights" shall have the definition set forth in the Article entitled Permits, Physical Plant and Required Rights.

          QQ. "Vyvx System" shall have the definition set forth in Paragraph B of Background.

          RR. "Additional Fiber Cost" shall have the definition set forth in the Article entitled Additional Fiber Revenue.

          SS. "Additional Laterals" means the following portions of the Vyvx
     System:

               1. The lateral extending between Jackson Junction and Jackson, excluding those portions in Hinds County or in those portions of Rankin County north of and outside of the Interstate 20 right-of-way;

               2. The lateral extending between Raleigh Junction and Raleigh, excluding those portions in Wake County; and

               3. The lateral extending between Greensboro Junction and Greensboro, North Carolina.


          TT. "Additional Lateral Cost" means Vyvx's actual incremental cost of constructing the Additional Laterals (excluding the Additional Fiber Cost attributable to the Additional Laterals). The Additional Lateral Cost shall include only the increased costs incurred by Vyvx in constructing the Vyvx System with the Additional Laterals over the costs it would have incurred had it constructed the Vyvx System without the Additional Laterals, adjusted to eliminate double counting of the Additional Fiber Cost when computing Incremental Costs. For example, if Vyvx incurred incremental costs of $1 million in constructing the Vyvx System with the Additional Fibers and $5 million in constructing the Vyvx System with the Additional Laterals and if such $5 million included $200,000 of the $1 million Additional Fiber Cost, the Incremental Costs would be $1 million in Additional Fiber Cost plus $2.4 million in Additional Lateral Cost ($5 million minus $200,000 with the difference divided by two). To the extent Vyvx incurs costs that must be allocated between Additional Lateral Costs and other costs, it shall allocate such costs, where practical (and where the costs cannot be allocated directly) on the basis of the ratio of the number of miles in the Additional Laterals to the number of miles in the Vyvx System, with all mileage based on actual as-built route miles. For example, if Vyvx purchased 1000 miles of fiber optic cable (with each spool containing cable of the same type and with the same type and number of fibers) under one purchase order and used 50 miles of the cable in the Additional Laterals and the remainder elsewhere on its System, 1/20 of the cost of the fiber optic cable (assuming the delivery costs were the same for all spools) would be allocated to the Additional Lateral Cost (subject to the above-described adjustment to eliminate double counting when computing Incremental Costs).


          UU. "Incremental Cost" shall have the definition set forth in the Article entitled Additional Fiber Revenue.

          VV. "Invoicing Party" shall have the definition set forth in the Article entitled Right to Audit.

          WW. "New Orleans Lateral" means those fiber optic communications facilities on the Vyvx System between Baton Rouge Junction and New Orleans excluding those facilities used to connect the Baton Rouge Junction to Vyvx's Baton Rouge point of presence.

          XX. "New Orleans Lateral Completion Date" shall have the definition set forth in the Article entitled Acceptance and Testing of IXC IRU Fibers.


          YY. "NOL Late Fee Payments" shall have the definition set forth in the Article entitled Completion of the Systems.


          ZZ. "Additional Fiber Option" shall have the definition set forth in the Article entitled Permanent Lease.

          AAA. "Additional Vyvx Cable" shall have the definition set forth in the Article entitled Additional Fiber Revenue.

          BBB. "Cash Option" shall have the definition set forth in the Article entitled Option to Acquire IRU's and Consideration.

          CCC. "Electing Party" shall have the definition set forth in the Article entitled Option to Acquire IRU's and Consideration.

          DDD. "Maintenance Charges" shall have the definition set forth in the Article entitled Operation, Maintenance and Repair of the IXC System.


          EEE. "Note Option" shall have the definition set forth in the Article entitled Option to Acquire IRU's and Consideration.


          FFF. "Vyvx IRU Grant Fibers" shall have the definition set forth in the Article entitled Permanent Lease.

          GGG. "Vyvx Leased Fibers" shall have the definition set forth in the Article entitled Permanent Lease.

          In the event any maintenance or repairs to the Vyvx System or the IXC System are required as a result of a breach of any warranty made by any manufacturers, contractors or vendors, Vyvx or IXC, as applicable, shall pursue any remedies it may have against such manufacturers, contractors or vendors, and the System owner shall reimburse the IRU owner's costs for any maintenance that the IRU owner has incurred as a result of any such breach of warranty to the extent the manufacturer, contractor or vendor has paid such costs.

ARTICLE XLII. RIGHT TO AUDIT

     To the extent a party ("Invoicing Party") is entitled to charge another party based on the Invoicing Party's costs, time, or materials, the Invoicing Party shall keep such books and records (which books and records shall be maintained on a consistent basis and substantially in accordance with generally accepted accounting principles) as shall readily disclose the basis for any charges or credits, ordinary or extraordinary, billed or due to the other party under this Agreement and shall make them available for examination, audit, and reproduction for a period of three (3) years after the Invoicing Party issues any invoice including such charges or credits.

           In confirmation of their consent to the terms and conditions contained in this Agreement and intending to be legally bound hereby, the parties have executed this Agreement as of the date first above written.


                                        "Vyvx"
                                        Vyvx, Inc.
                                        a Delaware corporation


                                        By:        /s/ HOWARD E. JANZEN
                                           -------------------------------------
                                            Name:      Howard E. Janzen
                                                 -------------------------------
                                            Title: Chairman
                                                  ------------------------------



                                        "IXC"
                                        IXC CARRIER, INC.
                                        a Nevada corporation


                                        By:       /s/  KENNETH E. HINTLER
                                           -------------------------------------
                                            Name:      Kenneth E. Hintler
                                                 -------------------------------
                                            Title: Exec VP. COO, Asst. Secy.
                                                  ------------------------------



                                        "WilTech"
                                        The WilTech Group, Inc.
                                        a Delaware corporation


                                        By:        /s/ S. MILLER WILLIAMS
                                           -------------------------------------
                                            Name:  S. Miller Williams
                                                 -------------------------------
                                            Title: Senior Vice President
                                                  ------------------------------

EXECUTION COPY



                                AMENDMENT NO. 4
                                       TO
                                 IRU AGREEMENT



      This Amendment No. 4, effective December ___, 1998, revises the IRU Agreement of December 12, 1996, by and among IXC Carrier, Inc. (a predecessor to IXC Communications Services, Inc.), Vyvx, Inc. ("Vyvx"), (now known as Williams Communications, Inc.), and The WilTech Group (now known as Williams Communications Group, Inc.), as previously amended by Amendment No. 1, Amendment No. 2, and Amendment No. 3 (as amended, the "IRU Agreement"). Capitalized terms used in this Amendment No. 4 shall have the same meaning as in the IRU Agreement, subject to any amendment of such definitions contained herein.

                                   BACKGROUND

This Amendment No. 4 is made with reference to the following facts:

A. Article XI of the IRU Agreement provides IXC with an Additional Fiber Option and obligates Williams to compensate IXC upon termination of such Additional Fiber Option through the payment of a portion of Additional Fiber Revenue.

B. IXC and Williams wish to terminate, for the consideration set forth below, IXC's Additional Fiber Option with respect to six (6) Additional Fibers (the "Supplemental Fibers") so that Williams will, subject to the provisions of the IRU Agreement (other than those set forth in Article
      XI), have the right to use and resell IRU rights in the Supplemental
      Fibers.


C. The parties desire to terminate or confirm the termination of, certain restrictions on the sales of IRUs in fibers on portions of the Vyvx System.

                            TERMS OF AMENDMENT NO. 4

      Accordingly, in consideration of the mutual promises set forth below, the parties hereto agree as follows:

I.    TERMINATION OF ADDITIONAL FIBER OPTION

      A. TERMINATION OF OPTION. As of December 31, 1998, and subject to IXC's receipt of the consideration set forth below, IXC's Additional Fiber Option shall be terminated with respect to the Supplemental Fibers. The Supplemental Fibers shall be six (6) SMF-LS Additional Fibers selected by Williams, with IXC's approval, which shall not be unreasonably withheld, on the portion of the Vyvx System between Atlanta and Washington, D.C. (including spurs).

EXECUTION COPY


     B. PAYMENT FOR TERMINATION. Williams shall, no later than January 31, 1999, pay IXC the amount of six million, three hundred fifty-five thousand, eight hundred dollars ($6,355,800) which is product of:

          1. 963, the estimated number of route miles along the Vyvx System between Atlanta and Washington, D.C. (including spurs);

          2.   multiplied by six, the number of Supplemental Fibers;

          3. multiplied by $2200, the parties' agreed valuation of the IRU rights on such fibers;

          4. multiplied by fifty percent, to account for IXC's Additional Fiber Option to purchase a fifty percent IRU interest in the fibers.

     At the time Williams provides IXC with as-built drawings pursuant to the IRU Agreement, it shall also provide IXC with a written statement of the actual route miles along the Vyvx System between Atlanta and Washington, D.C. (including spurs) and any amount to be paid by Williams to IXC or by IXC to Williams to reflect any difference between the amounts paid by Williams for the Supplemental Fibers and the amounts that would have been paid if the actual route miles had been used to compute such payment. The party owing such amount shall pay such difference within thirty (30) days of delivery of such statement.

     C. EFFECT OF TERMINATION. Except for purposes of calculating the Incremental Costs, as of December 31, 1998, the Supplemental Fibers shall no longer be deemed Additional Fibers or Remaining Fibers for purposes of the IRU Agreement. Neither the money paid to IXC or by IXC pursuant to Paragraph B, above, nor the value of the Supplemental Fibers paid for or retained by Williams shall be deemed Additional Fiber Revenues.

II.  REMOVAL OF RESTRICTIONS ON IRU SALES

     A. On or after December 31, 1998, Williams may, notwithstanding the restrictions set forth in Article XI of the IRU Agreement, sell IRU rights in six (6) fibers, other than the Additional Fibers or the IXC IRU Fibers, on the portion of the Vyvx System between Atlanta and Houston (including spurs). Such sales shall not require IXC's approval and the resulting revenues shall not be deemed Additional Fiber Revenues.

     B. On or after December 31, 1998, IXC may, notwithstanding the restrictions set forth in Article XI of the IRU Agreement, sell IRU rights in two (2) of the IXC IRU Fibers on the Vyvx System (i.e., between Washington and Houston, including spurs). Such sales shall not require Williams' approval and the resulting revenues shall not be deemed Additional Fiber Revenues.


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     C.   Upon determining that all the Additional Fibers on the portion of the
Vyvx System between Atlanta and Houston (including spurs) have been Sold, Williams shall promptly notify IXC. Upon the date of such notice, all restrictions on sales of IRU rights by Williams in the fibers owned by Williams and not subject to IXC's IRU, or by IXC in the IXC IRU Fibers, shall expire pursuant to Paragraph XI.B of the IRU Agreement. Subsequent sales of IRUs in fibers on such portion of the Vyvx System by either party shall not require the other party's approval and the resulting revenues shall not be deemed
Additional Fiber Revenues.

     IN WITNESS WHEREOF the Parties have caused this Amendment No. 4 to be executed by their duly authorized representatives as of the dates set forth below.

IXC COMMUNICATIONS                             WILLIAMS COMMUNICATIONS,
SERVICES, INC. (successor to IXC               INC. (formerly Vyvx, Inc.)
Carrier, Inc.)



By: /s/ JEFFREY C. SMITH                       By: /s/ S. MILLER WILLIAMS
   ----------------------------------             -------------------------

Name:  Jeffrey C. Smith                        Name: S. Miller Williams
     --------------------------------               -----------------------

       Sr. Vice President, General
Title: Counsel and Secretary                   Title: Sr. Vice President
      -------------------------------                ----------------------

Date: December 22, 1998                        Date: December 22, 1998
                                                                       [SEAL]

WILLIAMS COMMUNICATIONS
GROUP, INC. (formerly The WilTech
Group, Inc.)


By: /s/ S. MILLER WILLIAMS
   -------------------------

Name: S. Miller Williams
     -----------------------


Title: Sr. Vice President
      ----------------------

Date: December 22, 1998



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